Exhibit 10.4

CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE (this “Consent”), dated as of March 15, 2011, is entered into by and among MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a Massachusetts charitable corporation with an address c/o MIT Investment management Company, 238 Main Street, Suite 200, Cambridge, MA 02142 (“Prime Landlord “), ACCELERON PHARMA, INC., a Delaware corporation with an address of 128 Sidney Street, Cambridge, MA 02139 (“Sublandlord”) and AVEO PHARMACEUTICALS, INC., a Delaware corporation with an address of 75 Sidney Street, Cambridge, MA 02139 (“Subtenant”).

W I T N E S S E T H

WHEREAS, Prime Landlord, as landlord, and Sublandlord, as tenant, executed that certain lease dated April 3, 2009 (the “Lease”) with respect to certain premises containing approximately 19,711 rentable square feet of space (the “Premises”) of that certain building located at 12 Emily Street, Cambridge, MA;

WHEREAS, Sublandlord wishes to sublease approximately 14,214 rentable square feet of the Premises to Subtenant (the “Subleased Premises”) on the terms and conditions set forth in that certain sublease (the “Sublease”) dated as of February 28, 2011, by and between Sublandlord and Subtenant, a true, complete and correct copy of which Sublease is attached hereto as Exhibit A;

WHEREAS, pursuant to the terms of the Lease, Sublandlord must obtain Prime Landlord’s prior written consent to the Sublease; and

WHEREAS, Prime Landlord is willing to consent to the Sublease on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the covenants herein reserved and contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, Prime Landlord, Sublandlord and Subtenant hereby agree as follows:

1.	Recitals; Capitalized Terms. The foregoing recitals are hereby incorporated by reference. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease.

2.	Consent. Subject to the terms and conditions of this Consent, Prime Landlord hereby consents to the subletting of the Subleased Premises by Sublandlord to Subtenant pursuant to the Sublease.

3.	No Rights against Prime Landlord. Sublandlord and Subtenant acknowledge and agree that (a) neither the Lease, the Sublease nor this Consent shall be deemed, nor are such documents intended, to grant to Subtenant any rights whatsoever against Prime Landlord; and (b) the Sublease imposes no obligations on Prime Landlord, and in no event shall Prime Landlord be deemed a party to the Sublease. Subtenant hereby acknowledges and agrees that (i) its sole remedy for any alleged or actual breach of its rights in connection with the Sublease shall be solely against Sublandlord; and (ii) Subtenant is not a third party beneficiary under the Lease. The foregoing shall not derogate from any rights Subtenant may have under the Sublease to take action in the name of Sublandlord to enforce the Prime Landlord’s obligations under the Lease with respect to the Subleased Premises.

4.	No Release. This Consent shall not release Sublandlord from any existing or future duty, obligation or liability to Prime Landlord pursuant to the Lease, nor shall this Consent change, modify or amend the Lease in any manner, except insofar as it constitutes Prime Landlord’s consent to the Sublease. Notwithstanding the generality of the foregoing, this Consent expressly shall not absolve Sublandlord from any requirement set forth in the Lease that Sublandlord obtain Prime Landlord’s prior written approval of any additional subleases, assignments or other dispositions of its interest in the Lease or the Premises.

5.	Subordinate to Lease; Attornment. The Sublease shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions. Sublandlord shall have a license to collect all rent under the Sublease; provided, however, that all such rent shall be received by Sublandlord in trust to be used for the satisfaction of all amounts due under the Lease. Notwithstanding anything in this Consent to the contrary, in the event that the Lease is terminated for any reason prior to the last day of the Term of the Lease and the Sublease is then in full force and effect, at Prime Landlord’s option, Subtenant agrees to attorn to Prime Landlord and to recognize Prime Landlord as Subtenant’s landlord under the Sublease, under the terms and conditions and at the rental rate specified in the Sublease, and for the then remaining term of the Sublease, except that (a) Section 1(e) of the Sublease shall be deemed deleted from the Sublease as of the date of such attornment, and (b) Prime Landlord shall not be bound by any provision of the Sublease which in any way increases Prime Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Sublandlord under the Lease (unless Prime Landlord shall have expressly agreed to same). Subtenant agrees to execute and deliver at any time and from time to time, upon the reasonable request of Prime Landlord, any commercially reasonable instruments which may be necessary or appropriate to evidence such attornment. Prime Landlord shall not (i) be liable to Subtenant for any act, omission or breach of the Sublease by Sublandlord, (ii) be subject to any offsets or defenses which Subtenant might have against Sublandlord, (iii) be bound by any rent or additional rent which Subtenant might have paid more than thirty (30) days in advance to Sublandlord, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Sublandlord except to the extent such security deposit has been turned over to Prime Landlord. The liability of Prime Landlord to Subtenant for any default by Prime Landlord under this Consent or the Sublease after such attornment, or arising in connection with Prime Landlord’s operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Building or the Subleased Premises, shall be limited to the interest of the Prime Landlord in the Building.

6.	No Breach of Lease. Subtenant hereby acknowledges that it has read and has knowledge of all of the terms, provisions, rules and regulations of the Lease and agrees not to do or omit to do anything which would constitute a breach of the Lease. Any such act or omission continuing beyond the expiration of applicable notice and cure periods shall constitute a breach of this Consent and shall entitle Prime Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Sublandlord and/or Subtenant.

7.

Sublease Term; Holdover. Notwithstanding any provision of the Lease or Sublease to the contrary, Sublandlord and Subtenant agree as follows: (a) the term of the Sublease shall expire no later than the earlier to occur of (i) the date on which the Sublease otherwise expires or terminates by its terms, (ii) 11:59 p.m. on the day immediately preceding the last day of the Term of the Lease, or (iii) the date on which the Lease is terminated (such date, the “Sublease Expiration Date”); (b) The term of the Sublease shall not be extended, nor shall Subtenant be permitted to continue to occupy any part of the Subleased Premises, beyond the Sublease Expiration Date, and Subtenant shall vacate and surrender the Subleased Premises in at least as good condition as required under the Sublease on or before the Sublease Expiration Date (it being understood and agreed that the foregoing shall not derogate from or otherwise limit Tenant’s surrender obligations under the Lease); and (c) If Subtenant breaches the terms of clause (b) above, then (A) Prime Landlord shall have the right (but not the obligation), at Sublandlord’s sole cost and expense, either in the name of Sublandlord or Prime Landlord or both, and notwithstanding the fact that the term of the Lease may not have expired, to take such legal action as may be required to evict Subtenant including, without limitation, the filing of a summary process action, and Sublandlord hereby appoints Prime Landlord as its attorney-in-fact, coupled with an interest, to execute on behalf of Sublandlord and file such instruments, and take such other actions as Prime Landlord may deem appropriate, in connection with the foregoing, and (B) Sublandlord and Subtenant, jointly and severally, shall indemnify, defend with counsel designated by Prime Landlord, and hold Prime Landlord harmless from and against any and all costs, expenses, damages, claims, penalties, losses and liabilities resulting from such breach by Subtenant. Without intending to limit the scope of the foregoing indemnification, Sublandlord and Subtenant acknowledge that Prime Landlord may incur substantial damages as a result of Subtenant’s breach of the terms of Subsection 7(b) above.

8.	Transfer of Interest. Subtenant shall not have the right to assign its interest in the Sublease or to sublease all or any portion of the Subleased Premises except in accordance with the terms of the Sublease and the Lease.

9.	No Amendments. Sublandlord and Subtenant may not amend or modify the terms of the Sublease without obtaining the prior written consent of Prime Landlord thereto. Any amendment or modification in violation hereof shall be void and of no force and effect.

10.	No Alterations. Subtenant shall not make any alterations, additions (including, for the purposes hereof, wall-to-wall carpeting), or improvements in or to the Subleased Premises (including any improvements necessary for Subtenant’s initial occupancy thereof) without Prime Landlord’s prior written consent on the terms and conditions set forth in the Lease.

11.	Indemnification. Sublandlord and Subtenant agree to indemnify and hold Prime Landlord harmless from and against any and all loss, cost, expense, damage, penalty or liability, including without limitation reasonable attorneys’ fees, incurred as a result of a claim by any person or entity (i) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease; (ii) relating to or arising out of the Sublease or any related agreements or dealings; (iii) relating to or arising out of the injury to or death of any person or damage to property, in, upon, or at the Subleased Premises except to the extent caused by the negligence or willful misconduct of Prime Landlord or its employees, agents or contractors, (iv) relating to or arising out of the injury to or death of any person or damage to property, to the extent caused by the acts or omissions of Sublandlord, Subtenant and/or their employees, agents, contractors, guests, licensees or invitees during the term of the Sublease; and (v) relating to or arising out of the breach by the indemnifying party of any of its covenants hereunder.

12.

Limitation of Prime Landlord’s Liability. Subtenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Subtenant’s merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Subtenant’s leasehold estate, which may be in or upon the Subleased Premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto shall be at the sole risk and hazard of Subtenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Prime Landlord, except to the extent such damage or loss is due to the negligence or willful misconduct of Prime Landlord. Prime Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of Prime Landlord, and then, where notice and an opportunity to cure are appropriate (i.e., where Subtenant has actual knowledge of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Prime Landlord to prevent such damage or loss had Subtenant notified Prime Landlord of such condition) only after (i) notice to Prime Landlord of the condition claimed to constitute negligence, and (ii) the expiration of a reasonable time after such notice has been received by Prime Landlord without Prime Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Prime Landlord, Subtenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall Prime Landlord be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Consent; nor shall Prime Landlord be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Prime Landlord be liable for any latent defect in the Subleased Premises or in the Building. Subtenant shall neither assert nor seek to enforce any claim against Prime Landlord other than against Prime Landlord’s interest in the Building and in the uncollected rents, issues and profits thereof, and Subtenant agrees to look solely to such interest for the satisfaction of any liability of Prime Landlord under this Lease. Subtenant specifically agrees that in no event shall (a) any officer, director, trustee, employee or representative of Prime Landlord ever be personally liable for any obligation, and (b) Prime Landlord be liable for consequential or incidental damages or for lost profits. Prime Landlord specifically agrees that in no event shall any officer, director, trustee, employee or representative of Subtenant ever be personally liable for any obligation hereunder or under the Sublease.

13.	Prime Landlord’s Costs. Pursuant to Section 25.7 of the Lease and on or before the date hereof, Sublandlord has delivered to Prime Landlord $775.00, representing Prime Landlord’s reasonable attorneys’ fees incurred in connection with drafting this Consent.

14.	Sublandlord’s Obligations. Sublandlord acknowledges that during the term of the Sublease, Sublandlord shall be jointly and severally liable with Subtenant for the Lease obligations applicable to the Subleased Premises.

15.

Insurance. Subtenant shall, throughout the term of the Sublease, at its own expense, keep and maintain in full force and effect the insurance required under the Lease and otherwise in accordance with the terms thereof. In addition, Subtenant shall name Prime Landlord as an additional insured on all liability policies carried by Subtenant. On or before accessing the Subleased Premises, and thereafter upon Prime Landlord’s request, Subtenant shall submit binders of insurance to Prime Landlord evidencing that the requirements of this Section 15 have been met. In the event of any claim, and upon Prime Landlord’s request, Subtenant shall deliver to Prime Landlord complete copies of such insurance policies. Notwithstanding any provision of this Consent, the Lease or the Sublease to the contrary, Prime Landlord and Subtenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, and agrees to make no claim, against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (other than rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Subtenant, but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Subleased Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required, without regard to self-insurance, to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Prime Landlord and Subtenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

16.	Notices. Notice required or desired to be given hereunder shall be given by personal delivery, or by nationally recognized overnight courier service, proof of delivery required, addressed to the parties at the following addresses:

If to Prime Landlord:	Massachusetts Institute of Technology
238 Main Street, Suite 200
Cambridge, MA 02142
Attention: Steven C. Marsh

With copies to:	Goulston & Storrs
400 Atlantic Avenue
Boston, MA 02110
Attention: Daniel D. Sullivan, Esquire

and	Colliers Meredith & Grew
12 Emily Street
Cambridge, MA 02142
Attention: Kristina Descoteaux

If to Sublandlord:	Acceleron Pharma, Inc.
128 Sidney Street
Cambridge, MA 02139
Attention: Chief Financial Officer

With a copy to:	Acceleron Pharma, Inc.
128 Sidney Street
Cambridge, MA 02139
Attention: General Counsel

If to Subtenant:	AVEO Pharmaceuticals, Inc.
75 Sidney Street
Cambridge, MA 02139
Attention: Chief Financial Officer

With a copy to:	Langer & McLaughlin, LLP
855 Boylston Street
Boston, MA 02116
Attention: Stephen T. Langer, Esq.

Any party may change its address for notice by giving notice in the manner hereinabove provided. Notices shall be deemed effective upon delivery or refusal of delivery thereof.

17.	Prevailing Party. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the prevailing party shall be entitled to reasonable attorneys’ fees. Reasonable attorneys’ fees shall be as fixed by the court. The “prevailing party” shall be the party which by law is entitled to recover its costs of suit, whether or not the action proceeds to final judgment.

18.	No Representations. Sublandlord and Subtenant warrant and agree that neither Prime Landlord nor any of its agents or other representatives have made any representations concerning the Premises, their condition, Sublease or the Lease.

19.	Entire Agreement. The parties acknowledge that the Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter thereof, and that no amendment, termination, modification or change therein will be binding upon Prime Landlord. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral, inconsistent herewith.

20.	Conflict. Sublandlord and Subtenant hereby agree that in the event of a conflict between this Consent and the Sublease, this Consent shall control.

21.	Binding Effect. This Consent shall be binding upon and shall inure to the benefit of the parties’ respective successors-in-interest and assigns, subject at all times, nevertheless, to all agreements and restriction contained in the Lease, the Sublease, and this Consent.

22.	Construction. Every agreement contained in this Consent is, and shall be construed as a separate and independent agreement. If any term of this Consent or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Consent, the application or such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected. This Consent shall be created and enforced in accordance with the laws of the State in which the Subleased Premises are located.

23.	Effectiveness. This Consent is submitted to Sublandlord and Subtenant on the understanding that it will not be considered an offer and will not bind Prime Landlord in any way until (a) Sublandlord and Subtenant have duly executed and delivered duplicate originals hereof and of the Sublease to Prime Landlord, and (b) Prime Landlord has executed and delivered one of such originals of this Consent to Sublandlord and Subtenant.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED as an instrument under seal as of the date first written above.

PRIME LANDLORD: MASSACHUSETTS INSTITUTE OF TECHNOLOGY
By: MIT Investment Management Company, its authorized agent

By:	/s/ Seth D. Alexander
Seth D. Alexander, President

SUBLANDLORD: ACCELERON PHARMA, INC.

By:	/s/ John Knopf
Name: John Knopf its Chief Executive Officer hereunto duly authorized

SUBTENANT: AVEO PHARMACEUTICALS, INC.

By:	/s/ David B. Johnston
Name: David B. Johnston its Chief Financial Officer hereunto duly authorized

EXHIBIT A

SUBLEASE

SUBLEASE AGREEMENT

BY AND BETWEEN

ACCELERON PHARMA, INC.

as Sublandlord

AND

AVEO PHARMACEUTICALS, INC.

as Subtenant

12 Emily Street

Cambridge, MA

DATED AS OF FEBRUARY 28, 2011

SUBLEASE AGREEMENT

DEFINED TERMS

Base Rent:	Period	Rate	Monthly Rent	Annual Rent
	Comm. Date – 5/31/11	$33/rsf NNN	$39,088.50	$469,062.00
	6/1/11 – 5/31/12	$39/rsf NNN	$46,195.50	$554,346.00
	6/1/12 – 5/31/13	$41/rsf NNN	$48,564.50	$582,774.00
	6/1/13 – 5/31/14	$41/rsf NNN	$48,564.50	$582,774.00
	6/1/14 – 5/30/15	$41/rsf NNN	$48,564.50	$582,774.00

Brokers:	Sublandlord’s Broker: Colliers Meredith & Grew Subtenant’s Broker: Richard Barry Joyce & Partners

Building:	The building known as 12 Emily Street, Cambridge, Massachusetts

Commencement Date:	As set forth in Section 1(a)

Effective Date:	February 28, 2011

Expiration Date:	11:59 pm on May 30, 2015

Master Landlord:	Massachusetts Institute of Technology

Master Lease:	That certain Indenture of Lease, dated as of April 3, 2009 between Master Landlord and Sublandlord (the “Master Lease”), a copy of which is attached hereto as Exhibit A.

Master Premises:	Approximately 19,711 rentable square feet of space, consisting of certain space on the first (1st) floor of the Building and certain space on the second (2nd) floor of the Building, all as more fully described in the Master Lease.

Rentable Floor Area of the Master Premises:	19,711 square feet, which the parties agree shall be conclusive for all purposes hereunder

Rentable Floor Area of the Sublease Premises:	14,214 square feet, which the parties agree shall be conclusive for all purposes hereunder

Permitted Uses:	General office use only.

Security Deposit:	$97,129.00

Sublandlord:	Acceleron Pharma, Inc.

Sublandlord’s Address for Notices:	Acceleron Pharma, Inc. 128 Sidney St. Cambridge, MA 02139 Attn: Chief Financial Officer With a copy to: Acceleron Pharma, Inc. 128 Sidney St. Cambridge, MA 02139 Attention: General Counsel

Sublandlord’s Address for Payment:	Acceleron Pharma, Inc. 128 Sidney St. Cambridge, MA 02139 Attention: Accounts Payable

Sublease Premises:	Approximately 14,214 rentable square feet of space, consisting of the administrative office area and two small interior wet labs (to be used for office space only) on the first (1st) floor of the Building and all of the second (2nd) floor of the Building, all as more fully shown on Exhibit B attached hereto.

Sublease Term:	The period commencing on the Commencement Date and expiring on the Expiration Date.

Subtenant:	AVEO Pharmaceuticals, Inc., a Delaware corporation

Subtenant’s Address:

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, MA 02139

Attn: Chief Financial Officer

With a copy to:

Langer & McLaughlin, LLP

855 Boylston Street

Boston, MA 02116

Attn: Stephen T. Langer, Esq.

Exhibits:	Exhibit A – Master Lease
Exhibit B – Sublease Premises
Exhibit C – Schedule of Sublandlord Property
Exhibit D – Form of Commencement Date Agreement

THIS SUBLEASE AGREEMENT (this “Sublease”) is entered as of the Effective Date by and between Sublandlord and Subtenant on the basis of the following facts, understandings and intentions:

A. Sublandlord presently leases the Sublease Premises pursuant to the Master Lease.

B. Sublandlord desires to sublease the Sublease Premises to Subtenant and Subtenant desires to sublease the Sublease Premises from Sublandlord on all of the terms, covenants and conditions hereinafter set forth.

C. All of the terms and definitions in the Defined Terms section are incorporated herein by this reference, and any capitalized terms not defined in the Defined Terms or elsewhere in this Sublease shall have the meanings given to such terms in the Master Lease.

NOW, THEREFORE, IN CONSIDERATION of the Sublease Premises subleased herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Sublease Premises and Term.

(a) Demise. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Sublease Premises, for the Sublease Term subject to the terms, covenants and conditions set forth herein. The Sublease Term shall commence on the later of (a) March 1, 2011 or (b) such later date on which Sublandlord receives Master Landlord’s written consent to this Sublease in a form reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”) and possession of the Sublease Premises has been delivered to Subtenant, in broom clean condition and free of all of Sublandlord’s property and equipment (other than the Sublandlord Property described below) (hereinafter referred to as, the “Commencement Date”). Sublandlord and Subtenant shall use commercially reasonable efforts to obtain the Master Landlord Consent, provided, however, that neither the Sublandlord nor the Subtenant shall be required to incur any expense or expend any sums to obtain the Master Landlord Consent; provided however Sublandlord shall pay the review fees required to be paid to the Master Landlord, if any, pursuant to the provisions of the Master Lease. Notwithstanding the foregoing, in the event that the Commencement Date has not occurred on or before March 22, 2011, then either party may terminate this Sublease by written notice to the other party thereof, and all prepaid rent and other amounts will promptly be refunded to Subtenant and neither party shall have further liability or obligation hereunder. It is hereby acknowledged by Sublandlord and Subtenant that Master Landlord’s consent to this Sublease shall not create any contractual liability or duty on the part of Master Landlord or its agent to the Subtenant except as provided therein, and shall not in any manner increase, decrease or otherwise affect the rights and obligations of Master Landlord and Sublandlord, as the lessee under the Master Lease, with respect to the Sublease Premises. The Sublease Term shall end on the Expiration Date, or on such earlier date upon which said term may expire or be cancelled or terminated pursuant to any of the provisions of this Sublease or the Master Lease. Following the Commencement Date, the parties shall, at either party’s request, execute a Commencement Date Agreement in the form attached hereto as Exhibit D. The parties’ failure to execute such Commencement Date Agreement shall in no way affect Subtenant’s obligation to perform under this Sublease. Subtenant shall have no options to extend or renew the Sublease Term hereof. As used herein, “Sublease Premises” shall also include such appurtenant rights to use the Common Areas in common with the other tenants and occupants thereof as granted to Sublandlord under the Master Lease to the extent reasonably required by Subtenant for the use of and access to the Sublease Premises as contemplated hereby, and the existing interior improvements, furniture, and systems of the Sublease Premises as of the Commencement Date and, further, shall also include shared access to the loading dock situated at the rear of the Building during the Sublease term. Subtenant covenants that, as a material part of the consideration for this Sublease, and subject to the terms and conditions hereof, it shall keep and perform each and all of such terms, covenants and conditions by it to be kept and performed hereunder, and that this Sublease is made upon the condition of such performance. Subtenant assumes and agrees to perform Sublandlord’s obligations under the Master Lease during the Sublease Term to the extent such obligations are applicable to the Sublease Premises and are not either excluded from incorporation herein or specifically contradicted or modified herein. Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease incorporated herein.

(b) Acceptance of Sublease Premises. Without in any way waiving any claim for, or derogating from any obligation on the part of Sublandlord or Master Landlord to perform their respective repair and maintenance obligations as set forth in the Master Lease, Subtenant agrees to accept the Sublease Premises in its current “AS IS” “WHERE IS” condition; provided, however, that prior to the Commencement Date Sublandlord will provide Subtenant with a certification from Sublandlord’s chief scientific officer (or from an independent, reputable and qualified environmental hygiene consultant) that the laboratory portion of the Sublease Premises has been cleaned, decontaminated and decommissioned in accordance with applicable industry standards and applicable Laws. Sublandlord represents and warrants that, as of the Commencement Date, the Sublease Premises will, to the best of Sublandlord’s knowledge, be free of any Hazardous Materials. Under no circumstances will Subtenant have any liability or obligation whatsoever for the presence, remediation or removal of any Hazardous Materials from the Sublease Premises or the Property except to the extent that the same were placed in, under or on the Sublease Premises or the Property (as the case may be) or otherwise introduced by Subtenant or its agents, employees or contractors. Sublandlord represents to Subtenant that Sublandlord has not received any notice or claim that the Sublease Premises are in violation of any applicable Laws as of the date hereof. Without limiting the foregoing, Subtenant’s rights in the Sublease Premises are subject to, and Subtenant agrees to comply with, all local, state and federal laws, regulations, codes and ordinances (collectively, “Laws”) governing and regulating the use and occupancy of the Sublease Premises and common areas, the terms and conditions of the Master Lease, and all matters now or hereafter of record. Subtenant acknowledges that, except as expressly set forth in this Sublease, neither Sublandlord nor any of Sublandlord’s agents have made any representations or warranties as to: (i) the present or future suitability of the Sublease Premises for the conduct of Subtenant’s business; (ii) the physical condition of the Sublease Premises; (iii) the expenses of operation of the Sublease Premises; (iv) the safety of the Sublease Premises, whether for the use of Subtenant or any other person, including Subtenant’s employees, contractors or agents; (v) the compliance of the Sublease Premises with applicable Laws; or (vi) any other matter or thing affecting or related to the Sublease Premises. If during the Term of this Sublease, (x) Subtenant receives any notice or claim that the Sublease Premises are in violation of any applicable Laws, and (y) such violation arose from or in connection with any alteration to or work in the Master Premises performed by or for Sublandlord (other than on Subtenant’s behalf or at Subtenant’s request), then Subtenant shall so notify Sublandlord and it shall be Sublandlord’s obligation (at its cost) to cure such violation. Otherwise, any such violations shall be addressed as provided in the Master Lease.

Subtenant has inspected or will inspect, prior to delivery of possession of the Sublease Premises, the Sublease Premises and become acquainted with its condition. Subject to the maintenance and repair obligations referred to above, Subtenant acknowledges that, except for matters that could not have been reasonably detectable by a visual inspection, the taking of possession of the Sublease Premises by Subtenant will be evidence that the Sublease Premises were in good and satisfactory condition at the time such possession was taken.

(c) Removal of Personal Property. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant in the Sublease Premises will be and remain the property of Subtenant and shall be removed by Subtenant, at Subtenant’s expense, at the expiration or sooner termination of this Sublease, provided that Subtenant, at its expense, shall repair any damage to the Sublease Premises caused by such removal.

(d) Holding Over. If Subtenant holds over after the expiration of the Sublease Term or earlier termination of this Sublease, without the express or implied consent of Sublandlord, then Subtenant will become and be only a tenant at sufferance at a per diem Base Rent equal to (i) one hundred and fifty percent (150%) for the first thirty (30) days of such holdover and thereafter Two Hundred percent (200%) of the per diem Base Rent payable by Sublandlord under the Master Lease as well as (ii) all other amounts payable by Sublandlord under the Master Lease solely as a result of such holdover by Subtenant, and otherwise upon the terms, covenants and conditions herein specified. Notwithstanding any provision to the contrary contained herein, (a) Sublandlord expressly reserves the right to require Subtenant to surrender possession of the Sublease Premises upon the expiration of Sublease Term or upon the earlier termination of this Sublease and the right to assert any remedy at law or in equity to evict Subtenant and/or collect damages in connection with any holding over, and (b) Subtenant will indemnify, defend and hold Sublandlord harmless from and against any and all liabilities, claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, reasonable attorneys’ fees actually incurred or suffered by Sublandlord solely by reason of Subtenant’s failure to surrender the Sublease Premises on the expiration of the Sublease Term or earlier termination of this Sublease.

(e) Use of Sublandlord Property. Subtenant shall throughout the Sublease Term, at no additional cost, be entitled to the use of certain personal property and furniture presently located within the Sublease Premises (the “Sublandlord Property”) as described on Exhibit C attached hereto and incorporated herein. The Sublandlord Property shall be delivered to Subtenant in its “as is, where is, with all faults, if any” condition as of the Commencement Date, without any warranties, express or implied regarding their physical condition, capacity, quality, value, workmanship, operating capability or performance, compliance with applicable Law, or their fitness or suitability for Subtenant’s purposes. Subtenant agrees to take all actions necessary or appropriate to ensure that the Sublandlord Property shall be and remain personal property, and nothing in this Lease shall be constituted as conveying to Subtenant any interest in the Sublandlord Property other than its interest as a Subtenant. Subtenant shall, at its expense, protect and defend the interest of Sublandlord in the Sublandlord Property against all third party claims in the Sublandlord Property created by Subtenant; and keep the Sublandlord Property free and clear of any mortgage, security interest, pledge, lien, charge, claim, or other encumbrance (collectively, a “Lien”) created by Subtenant. The Sublandlord Property shall be used by Subtenant only at the Premises and in the ordinary conduct of its business. Subtenant shall, at its expense, use reasonable care to repair and maintain the Sublandlord Property so that it will remain in reasonably good condition as when delivered to Subtenant, ordinary wear and tear from proper use excepted and shall surrender the Sublandlord Property to Sublandlord in such condition upon the expiration or earlier termination of the Term, but Subtenant shall have no obligation to replace any Sublandlord Property that is damaged or becomes unusable despite reasonable care. In addition, Subtenant hereby assumes all other risks and liabilities, including without limitation personal injury or death and property damage, arising with respect to the Sublandlord Property (except to the extent through Sublandlord’s negligence or willful misconduct), howsoever arising, in connection with any event occurring prior to such Sublandlord Property’s return in accordance herewith. Subtenant hereby assumes liability for, and shall pay when due, and shall indemnify and defend Sublandlord against, all fees, taxes, and governmental charges (including without limitation interest and penalties) of any nature imposed upon or in any way relating to its use of the Sublandlord Property. In addition, as Sublandlord is not the manufacturer or vendor of the Sublandlord Property, it makes no other representation or warranty, express or implied, as to any matter whatsoever, including without limitation the design or condition of the Sublandlord Property, its merchantability, durability, suitability or fitness for any particular purpose, the quality of the material or workmanship of the Sublandlord Property, or the conformity of the Sublandlord Property to the provisions or specifications of any purchase order relating thereto, and Sublandlord hereby disclaims any and all such representations and warranties. Subtenant shall have no obligation or liability to Sublandlord in respect of the Sublandlord Property other than the reasonable care described above, and the obligation to return the same (except for such portion thereof as shall not then be in reasonably good and usable condition, which may be disposed of by Subtenant) at the expiration or sooner termination hereof.

(f) Early Access. Subject to Sublandlord first obtaining Master Landlord’s written consent, Subtenant shall be entitled to access the Sublease Premises prior to the Commencement Date for the sole purpose of moving in and installing its equipment and furniture, such possession shall be subject to all of the terms and conditions of this Sublease (including the obligation to deliver any insurance certificates required herein), except that Subtenant shall not be required to pay any Base Rent. Subtenant shall, however, be liable for the reasonable cost of any services (e.g., electricity and HVAC) that are provided to Subtenant during the period of Subtenant’s possession prior to the Commencement Date. Nothing herein shall be construed, however, as granting Subtenant the right to take possession of the Sublease Premises prior to the Commencement Date without the prior written consent of Master Landlord.

2. Sublease Subject to Master Lease.

(a) Inclusions. All of the terms, conditions and covenants of the Master Lease are hereby incorporated into this Sublease by reference, except as excluded in Section 2(b) herein. Subtenant shall be subject to, bound by and comply with all of said included terms, conditions and covenants of the Master Lease with respect to the Sublease Premises, for the benefit of both Sublandlord and Master Landlord, it being understood and agreed that wherever in the Master Lease the word “Tenant” appears, for the purposes of this Sublease, the word “Subtenant” shall be substituted, and wherever the word “Landlord” appears, for the purposes of this Sublease, the word “Sublandlord” shall be substituted and all references to the “Premises” in the Master Lease shall be deemed references to the “Sublease Premises”; and that upon the breach of any of said terms, conditions or covenants of the Master Lease by Subtenant or upon the continuance of an Event of Default by Subtenant, Sublandlord may exercise any and all rights and remedies granted to Master Landlord by the Master Lease. In the event of any conflict between this Sublease and the Master Lease, the terms of this Sublease shall control between Sublandlord and Subtenant. By way of example only, any provisions regarding Rent and Security Deposits shall be governed by this Sublease. Whenever the provisions of the Master Lease incorporated as provisions of this Sublease require the written consent of Master Landlord, said provisions shall be construed to require the written consent of both Master Landlord and Sublandlord. Subtenant hereby acknowledges that it has read and is familiar with all the terms of the Master Lease, and agrees that this Sublease is subordinate and subject to the Master Lease.

(b) Exclusions. The following provisions of the Master Lease are expressly not incorporated into this Sublease as well as such other terms of the Master Lease as do not relate to the Sublease Premises or are inapplicable, inconsistent with, or specifically modified by, the terms of this Sublease: Lease Summary Sheet, Sections 1.1, 1.2, 1.3, 1.4(b) (as to number of spaces only), 3.1, 3.2, 3.3, 3.4, 5.1, 5.2(k), 5.4, 12.2, 14.7 (as it pertains to Sublandlord), 17.8 (as it relates to Subtenant), 21.3, 25.3, Articles 7 and 26, Exhibits 3, 4 and 7 and all references to “Landlord’s Work” and “Tenant’s Work”. In furtherance of the foregoing, Subtenant shall not take any action or do or permit to be done anything which (A) is prohibited as to Sublandlord under the Master Lease, (B) is reasonably likely to result in a default under any of the provisions of the Master Lease or any other instrument to which this Sublease is subordinate, provided that Subtenant has received notice and a reasonable opportunity to cure such default, or (C) would result in any additional cost or other liability to Sublandlord.

(c) Time for Notice. Subtenant shall be entitled to the same notice and cure periods, less one (1) business day, as Sublandlord is afforded pursuant to the Master Lease

(d) Master Landlord’s Obligations. It shall be the obligation of Master Landlord (and not Sublandlord) to make all repairs and provide all services to be provided by Master Landlord under the terms of the Master Lease and to satisfy all obligations and covenants of Master Landlord made in the Master Lease. Subtenant acknowledges that Sublandlord shall be under no obligation to make any such repairs, to provide any such services or satisfy any such obligations or covenants. Accordingly, for the sake of clarity, Subtenant agrees that Sublandlord shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including, without limitation, climate control, cleaning services, security, electrical energy and miscellaneous power services, water and other public utilities and construction of any improvements at the Premises, or to perform any of Master Landlord’s obligations under the Master Lease. Further, Sublandlord shall in no event be liable to Subtenant nor shall the obligations of Subtenant hereunder be impaired or abated (except as expressly set forth herein) or the performance hereof by Subtenant be excused because of (i) any failure or delay on Master Landlord’s part in furnishing any services, utilities, parking facilities or maintenance or in doing such repairs or work, including those which may be contemplated by this Sublease, (ii) any other failure of the Master Landlord to observe and perform its covenants and agreements pursuant to the Master Lease, or (iii) the acts or omissions of the Master Landlord, its agents, contractors, servants, employees, invitees, or licensees. If Master Landlord shall default in any of its obligations to Sublandlord with respect to the Sublease Premises, Sublandlord will use diligent efforts to cause Master Landlord to perform and observe such obligations. Sublandord shall have the first right, but not the obligation, to initiate legal proceedings against Master Landlord to enforce Sublandlord’s rights under the Master Lease, but if Sublandlord elects not to institute legal proceedings against Master Landlord for a matter pertaining to the Sublease Premises, Subtenant may request in writing that Sublandlord initiate such proceeding. Upon receipt of such written request, Sublandlord shall promptly and in its sole discretion either (i) assign to Subtenant its causes of action or rights against Master Landlord to the extent applicable to Subtenant, the Sublease Premises or Subtenant’s rights hereunder and shall permit Subtenant to institute such legal proceeding against Master Landlord in the name of Subtenant or, if necessary in order to effectuate the benefit of such assignment, in the name of Sublandlord, provided Subtenant shall use counsel reasonably approved by Sublandlord and Subtenant shall not settle such proceeding without the prior written consent of Sublandlord (which shall not be unreasonably withheld or delayed), or (ii) institute legal proceedings against Master Landlord in the name of Sublandlord, provided that in either of (i) or (ii) Sublandlord shall have no obligations with regard to any Subtenant request to initiate legal proceedings that is unreasonable, immaterial or if Sublandlord reasonably believes that alternative, bona fide actions may be taken to resolve the dispute and Sublandlord promptly and diligently engages in such alternative actions. Subtenant shall be required to reimburse Sublandlord for all out-of-pocket third party expenses incurred by Sublandlord in connection with legal proceedings undertaken at Subtenant’s request and shall indemnify and hold harmless Sublandlord from any claims, liabilities, damages, costs and expenses, including any reasonable attorneys’ fees incurred by Sublandlord as a result of Subtenant exercising its rights under this subsection 2(d). To the extent that Sublandlord is entitled to any abatement of Base Rent, Operating Costs and Taxes under Section 9.5(b) of the Master Lease, the abatement shall be allocated between Sublandlord and Subtenant according to the portion of the Sublease Premises affected by the untenantability as a percentage of the “Affected Portion.”

(e) Termination of Master Lease. If the Master Lease terminates prior to the expiration or earlier termination of this Sublease, this Sublease shall concurrently terminate unless Master Landlord requires that Subtenant agree to deem this Sublease to be a direct lease of the Sublease Premises between Master Landlord and Subtenant in which case Subtenant shall, promptly upon Master Landlord’s request, execute and deliver all instruments reasonably necessary and appropriate to confirm the foregoing.

(f) Consent or Approval of Master Landlord. All references in this Sublease (whether in the text itself or by incorporation from the Master Lease) to the consent or approval of Master Landlord or Sublandlord shall mean the written consent or approval of Master Landlord or Sublandlord, as the case may be. If any request or demand is made by Master Landlord (whether requiring an act, restraint or payment) directly to Subtenant pursuant to the Master Lease in respect of a corresponding obligation under the Master Lease, then such request or demand shall be considered as if the request or demand was made directly by Sublandlord. In all provisions of this Sublease requiring the satisfactory approval or consent of Sublandlord, Subtenant first shall be required to obtain the approval or consent of Sublandlord and then, if Sublandlord under similar circumstances would be required under the terms of the Master Lease, to obtain the like approval or consent of Master Landlord, Sublandlord shall forward to Master Landlord such requests as Subtenant may submit for approval or consent from Master Landlord. Sublandlord agrees that its consent to or approval of any request by Subtenant shall not be unreasonably withheld, delayed or conditioned, and that, if Sublandlord so consents or approves, then Sublandlord will assist and cooperate with Subtenant in requesting and obtaining any consent or approval from Master Landlord. In the case of a time sensitive matter, Subtenant may submit the request for approval or consent simultaneously to Master Landlord and Sublandlord. Whenever, pursuant to this Sublease, Master Landlord or Sublandlord’s consent or approval, or the review or consideration by Master Landlord or Sublandlord of any matter, is permitted, solicited or required prior to or in connection with any activity planned or undertaken on behalf of Subtenant (including, without limitation, Master Landlord’s consent to this Sublease), Subtenant shall reimburse Master Landlord and Sublandlord for all actual out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of attorneys and other professional consultants) paid by Master Landlord and Sublandlord, as the case may be, in connection with such consideration, review, consent or approval. Such reimbursement shall be made by Subtenant within thirty (30) days after written demand. Expenses incurred by Sublandlord shall be deemed to include any expenses or fees payable to Master Landlord under the Master Lease. Sublandlord agrees that where Master Landlord’s consent is not to be unreasonably withheld pursuant to the terms of the Master Lease, that such standard shall equally apply to Sublandlord.

(g) Parking. Subtenant shall lease twenty-one (21) parking spaces from the Sublandlord at the then current market rates (currently, as of the date of this Sublease, $190 per space per month but subject to adjustment in accordance with Section 1.4(b) of the Master Lease) and such parking fees shall be payable by Subtenant to Sublandlord on a monthly basis. Eleven (11) of the parking spaces shall be initially located on the south side of the Building and ten (10) parking spaces shall be located in the 128 Sidney Street parking lot.

(h) Master Lease Default. Sublandlord covenants and agrees that it shall not terminate the Master Lease or enter into any modification, amendment or other agreement with respect to the Master Lease that would prevent or adversely affect the use by Subtenant of the Sublease Premises in accordance with the terms of this Sublease, or that would increase the obligations of Subtenant or decrease its rights under this Sublease. Sublandlord will faithfully observe and perform its obligations under the Master Lease in a timely manner, and Sublandlord will not allow any default on its part to exist under the Master Lease. Sublandlord will indemnify, defend and hold Subtenant harmless from and against any loss, cost, damage or expense (including without limitation reasonable attorneys’ fees) suffered by Subtenant as a result of Sublandlord’s breach of the foregoing, or from or as a result of any default by Sublandlord under the Master Lease.

(i) Master Lease Status. Sublandlord further represents and warrants to Subtenant that, as of the date hereof: (i) the Master Lease is in full force and effect, and has not been modified or amended; (ii) Sublandlord is not in default, breach or other violation under the Master Lease and, to the best of Sublandlord’s knowledge, Master Landlord is not in violation of any of its obligations under the Master Lease; (iii) neither Sublandlord nor any of its agents, employees or contractors has brought or stored any Hazardous Materials (as defined in the Master Lease) in or on the Sublease Premises during the term of the Master Lease in violation of the Master Lease; (iv) there are no contractors, suppliers or materialmen to whom any amount is due and owing on account of any work undertaken by Sublandlord in the Sublease Premises; (v) the term of the Master Lease commenced on June 1, 2009, and will expire not sooner than May 31, 2015, (vi) Sublandlord has not installed in the Sublease Premises or the Building any supplemental heating, ventilation or air conditioning equipment for which Subtenant would be responsible under the terms hereof; and (vii) notwithstanding anything to the contrary contained in this Sublease or the Master Lease as incorporated herein by reference, upon the termination date of this Sublease, Subtenant will not be responsible for the removal of any improvements, additions or alterations, that exist in the Sublease Premises as of the Commencement Date (other than such as shall have been made or installed by or for the Subtenant).

3. Rent.

(a) Base Rent. Base rent (“Base Rent”) shall be as set forth in the Defined Terms. Subtenant shall pay Base Rent in monthly installments in advance on or before the first day of each and every calendar month during the Sublease Term, without being invoiced; except that Subtenant shall pay to Sublandlord upon execution of this Sublease, the amount of $39,088.50 in cash, consisting of prepaid Rent for the first full month of the Sublease Term. Prepaid rent shall be applied against Subtenant’s first obligation to pay Base Rent hereunder. Subtenant shall also pay Sublandlord the amount of Base Rent for any partial calendar month for the month in which the Commencement Date occurs.

(b) Building Services. To the extent that any Building services (including, without limitation maintenance and janitorial services, heat and air conditioning, etc.) are not provided to the Sublease Premises by Master Landlord under the Master Lease without charge, Subtenant acknowledges and agrees that obtaining and paying for such services are Subtenant’s sole responsibility and Sublandlord shall have no obligation with respect thereto. Sublandlord will cooperate reasonably with Subtenant to transition applicable vendor accounts to the Subtenant’s name. For clarity, HVAC maintenance is not provided by Master Landlord and Subtenant shall be solely responsible for the same with regard to the Sublease Premises. Subtenant shall be responsible, at its sole cost and expense, for supplying its own rubbish removal from the Sublease Premises and for cleaning the Sublease Premises.

(c) Payment of Rent. As used herein, “Rent” shall include Base Rent and all other additional rent, costs, charges and expenses to be paid by Subtenant to Sublandlord pursuant to this Sublease, including, without limitation, the additional amounts set forth below in Sections 3(f) and 3(g). Rent herein reserved or payable shall be paid in lawful money of the United States of America, as and when the same become due and payable, without demand therefor and without any deduction, set-off or abatement whatsoever, except as expressly provided otherwise in the Master Lease or this Sublease. At the commencement of the Term, and thereafter at the beginning of each calendar year, Sublandlord will deliver to Tenant an invoice showing the monthly payments to be paid by Subtenant on account of Base Rent during such calendar year; provided, however, that failure by Sublandlord to deliver such invoice shall in no event affect Subtenant’s obligations to pay such Base Rent in accordance with the provisions of this Sublease or otherwise release Subtenant from such obligation. Subtenant shall be required to pay any additional rent payable hereunder, without prejudice, notwithstanding any dispute regarding such obligation, unless and until such dispute is finally resolved in favor of Subtenant (or Sublandlord, in any dispute relating to payments made by Sublandlord under the Master Lease). In the event the first day of the Sublease Term shall not be the first day of a calendar month or the last day of the Sublease Term is not the last day of the calendar month, Base Rent and other costs and expenses shall be appropriately prorated for any partial calendar month.

(d) Late Payment Charges and Interest. Any payment of Rent or other amount from Subtenant to Sublandlord or Master Landlord under this Sublease which is not paid within ten (10) days after written notice from Sublandlord that the same was not paid on the date due shall accrue interest from the date due until the date paid at a rate equal to the lesser of seven percent (7%) per year or the maximum rate then permitted by law (the “Interest Rate”). If any installment of Rent is not paid within ten(10) days after written notice from Sublandlord that the same was not paid on the due date, Subtenant shall pay to Sublandlord a late payment charge equal to five hundred dollars ($500.00), in addition to the installment of Rent then owing. This Section shall not relieve Subtenant of Subtenant’s obligation to pay any amount owing hereunder at the time and in the manner provided.

(e) Taxes. Subtenant acknowledges that Sublandlord is obligated under the Master Lease to pay to the Master Landlord Taxes (as defined in Section 5.3 of the Master Lease). During the term of this Sublease, Subtenant shall pay to Sublandlord an amount equal to 72.11% of the payments required to be made to the Master Landlord on account of Taxes payable by Sublandlord pursuant to Section 5.3of the Master Lease. Subtenant shall make estimated payments on account of Taxes as reasonably estimated by Master Landlord for the period in question. Such payments shall be made in the fashion herein provided for the payment of Base Rent. The estimated payments on account of Taxes are intended to be sufficient to provide Sublandlord, by the end of each year, a sum equal to Subtenant’s estimated payments for such year. At the commencement of the Term, and thereafter at the beginning of each calendar year, Sublandlord will deliver to Tenant an invoice showing the Sublandlord’s then good faith estimate of the monthly payments to be paid by Subtenant on account of Taxes during such calendar year, as based upon the estimates required by Master Landlord (it being agreed that such invoice will be non-binding and without prejudice to any post-year end reconciliation provisions or obligations). Within a reasonable time after Sublandlord receives Master Landlord’s year-end statement of Taxes for the immediately preceding year, Sublandlord shall give Subtenant a notice of the amounts actually paid by Sublandlord for such year. If the sum of the estimated monthly payments already made by Subtenant for such preceding year exceed Subtenant’s actual required payment, as reflected on Sublandlord’s notice, Sublandlord shall credit the amount of overpayment against subsequent obligations of Subtenant with respect to Taxes (or refund such overpayment if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord); but if Subtenant’s required payments for such preceding year are greater than the estimated payments (if any) theretofore made on account thereof for such year, Subtenant shall pay to Sublandlord the amount necessary within thirty (30) days after receipt of such notice. In addition, Subtenant agrees to pay to local tax authorities and other governmental agencies throughout the term of this Sublease all personal property taxes which may be levied against Subtenant’s merchandise, trade fixtures and other personal property in and about the Sublease Premises. The amounts paid by Subtenant under this Section 3(e) shall be subject to applicable adjustment as described in the Master Lease. All obligations set forth herein shall survive the termination or expiration of the Sublease Term.

(f) Operating Costs. During the term of this Sublease, Subtenant shall pay to Sublandlord an amount equal to 72.11% of the payments required to be made to the Master Landlord on account of Operating Costs (as defined in Section 5.2 of the Master Lease) for any period of time during the Sublease Term hereof. Subtenant shall make estimated payments on account of Operating Costs as reasonably estimated by Master Landlord for the period in question. Such payments shall be made in the fashion herein provided for the payment of Base Rent. The estimated payments on account of Operating Costs are intended to be sufficient to provide Sublandlord, by the end of each year, a sum equal to Subtenant’s required payments for such year. At the commencement of the Term, and thereafter at the beginning of each calendar year, Sublandlord will deliver to Tenant an invoice showing the Sublandlord’s then good faith estimate of the monthly payments to be paid by Subtenant on account of Operating Costs during such calendar year, as based upon the estimates required by Master Landlord (it being agreed that such invoice will be non-binding and without prejudice to any post-year end reconciliation provisions or obligations). Within a reasonable time after Sublandlord receives Master Landlord’s year-end statement of Operating Costs for the immediately preceding year, Sublandlord shall give Subtenant a notice of the amounts actually paid by Sublandlord for such year. If the sum of the estimated monthly payments already made by Subtenant for such preceding year exceed Subtenant’s actual required payment, as reflected on Sublandlord’s notice, Sublandlord shall credit the amount of overpayment against subsequent obligations of Subtenant with respect to Operating Costs (or refund such overpayment if the Term of this Sublease has ended and Subtenant has no further obligation to Sublandlord); but if Subtenant’s required payments for such preceding year are greater than the estimated payments (if any) theretofore made on account thereof for such year, Subtenant shall pay to Sublandlord the amount necessary within thirty (30) days after receipt of such. All obligations set forth herein shall survive the termination or expiration of the Sublease Term. Without limitation of any other rights hereunder, Subtenant shall have the right to require that Sublandlord commence and pursue an audit of Operating Costs as provided in Section 5.2(k) of the Master Lease. Subtenant shall reimburse Sublandlord the actual out-of-pocket expenses paid in connection with such contest, and any proceeds, rebates, refunds or abatements shall be paid (i) first to Subtenant to reimburse any costs and expenses so paid to Sublandlord, and then (ii) to Subtenant and Sublandlord according to the respective percentage shares initially paid by each. Without limiting any other remedy, the Subtenant shall have the right, subject to Section 2(d) above, to file and pursue such an audit in the name of Sublandlord’s name if Sublandlord fails to do so as provided herein.

(g) Sublandlord shall promptly furnish to Subtenant a copy of each notice or statement from the Master Landlord affecting the Sublease Premises with respect to Subtenant’s obligations hereunder, including without limitation any notice claiming or alleging a default by Sublandlord under the Master Lease.

4. Use. The Sublease Premises shall be used for the Permitted Uses only.

5. Electricity/Utilities. During the term of this Sublease, Subtenant shall pay to Sublandlord, on a monthly basis, an amount equal to 60% (the “Electricity Percentage”) of Sublandlord’s electricity costs actually paid for the Master Premises. The cost of water and sewer service is included in Operating Costs, and payable as provided above. Subtenant shall contract with and pay for any other utilities (such as gas, cable, telephone, etc) directly to the applicable utility company or to the Master Landlord in accordance with the Master Lease. Sublandlord shall deliver a copy of its utility bills to Subtenant when making any request for payment hereunder. One time per twelve month period, Sublandlord and Subtenant will review Sublandlord’s electricity costs for the Master Premises and Subtenant and Sublandlord’s usage thereof and will negotiate in good faith an amendment to the Electricity Percentage to the extent that the parties mutually agree that the Electricity Percentage does not reasonably allocate the actual usage of electricity by Sublandlord and Subtenant.

6. Assignment and Subletting. Notwithstanding anything to the contrary set forth herein or the Master Lease, Subtenant shall not permit occupancy of the Sublease Premises by any person or persons other than Subtenant or sell, assign, encumber, sublease or otherwise transfer by operation of law or otherwise (collectively, “Transfer”) the Sublease Premises or this Sublease without Master Landlord’s and Sublandlord’s prior written consent, which consent of Sublandlord shall not be unreasonably withheld; provided that it shall be deemed to be reasonable for Sublandlord to withhold consent if Master Landlord withholds consent. The parties hereby confirm that Subtenant will have the benefit of Section 13.7 of the Master Lease (subject to obtaining any Master Landlord consent (if required)).

7. Liens. Subtenant will keep the Sublease Premises and the Building free from any liens arising out of any work performed, materials furnished, or obligations incurred by Subtenant. If a lien is filed, Subtenant will discharge the lien or post a bond within ten (10) business days after receiving notice thereof.

8. Insurance. Subtenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Sublandlord under the Master Lease, naming Sublandlord, as well as Master Landlord and Master Landlord’s agent, in the manner required therein (including any other person or entity required to be named as an additional insured set forth therein), and such property insurance as is required to be carried by Sublandlord under the Master Lease to the extent such property insurance pertains to the Sublease Premises. If the Master Lease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Sublease Premises, as well as alterations in the Sublease Premises made by Subtenant. Subtenant shall furnish to Sublandlord and Master Landlord a certificate of Subtenant’s insurance required hereunder prior to Subtenant’s taking possession of the Sublease Premises. Each party hereby waives claims against the other for property damage (even if caused by the negligence of the other party or its agents, invitees or employees) provided such waiver shall not invalidate the waiving party’s property insurance. Subtenant hereby waives claims against Sublandlord and Master Landlord for property damage to the Sublease Premises or its contents if and to the extent that Sublandlord waives such claims against Master Landlord under the Master Lease. Subtenant agrees to obtain, for the benefit of Sublandlord and Master Landlord, such waivers of subrogation rights from its insurer as are required of Master Landlord under the Master Lease.

9. Signs. Subtenant shall not place on any portion of the Sublease Premises any sign, placard, lettering in or on windows, banners, displays or other advertising or communicative material which is visible from the exterior of the Sublease Premises without the prior written approval of Sublandlord, which shall not be unreasonably withheld, delayed or conditioned, and, if required, from Master Landlord in accordance with the Master Lease. Subtenant shall be entitled to suite entry signage at Subtenant’s sole cost, subject to obtaining Master Landlord’s consent. Said signage shall be consistent with the Building’s sign program, and city code. The exact location, letter type, style, etc. shall be designated by Master Landlord. The maintenance and removal of said signage shall be at Subtenant’s sole cost.

10. Events of Default. If one or more of the following events (“Event of Default”) occurs, such occurrence constitutes a breach of this Sublease by Subtenant (such events being in addition to, and superseding to the extent inconsistent with, the Events of Default set forth in the Master Lease):

(a) Subtenant fails to pay when due any Rent or other amount due hereunder and such failure shall continue for three (3) business days after written notice thereof from Sublandlord , except that if Sublandlord shall have given more than one such notice of default in the payment of Rent or additional charges in any 12 month period, Subtenant shall not be entitled to any further notice of its delinquency in the payment of Rent or additional charges, or an extended period in which to make payment, until such time as 12 consecutive months shall have elapsed without Subtenant having failed to make any such payment when due, and the occurrence of any default in the payment of Rent or additional charges within such 12 month period after giving more than one such notice shall constitute an Event of Default of Subtenant;

(b) Subtenant fails to comply with any other provision of this Sublease in the manner and within the time required, and such failure continues for twenty (20) days after written notice thereof from Sublandlord, provided that if such failure cannot be cured within such twenty (20) day period, an Event of Default shall not be deemed to have occurred so long as (i) Subtenant commences such cure within such twenty (20) day period and diligently pursues such cure to completion, provided so that an “Event of Default” (as defined in the Master Lease) is not deemed to have occurred under the Master Lease;

(c) any other event is caused by Subtenant which would constitute an Event of Default under the Master Lease if it had been performed by Sublandlord under the Master Lease;

(d) the occurrence of an Event of Default under the Master Lease which would not have occurred but for any act or omission of Subtenant or any person claiming by, through or under Subtenant or any of their respective employees, subtenants, licensees, agents, contractors and invitees (each, a “Subtenant Party”) in violation of this Sublease or the Master Lease (as incorporated herein); or

Upon the occurrence of an Event of Default, Sublandlord shall have, in addition to any other rights and remedies available to it under this Sublease and/or at law and/or in equity, any and all rights and remedies of Master Landlord set forth in the Master Lease as incorporated herein. If Subtenant shall have committed an Event of Default, then Sublandlord shall have the right, but not the obligation, without waiving or releasing Subtenant from any obligations hereunder, to cure such Event of Default in such manner and to such extent as Sublandlord shall reasonably deem necessary, and in exercising any such right, to pay or incur any out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) required in connection therewith which Subtenant shall pay to Sublandlord upon, together with interest thereon at the Interest Rate.

11. Other Casualty; Eminent Domain. In the event of a fire or other casualty affecting the Building or the Sublease Premises, or of a taking of all or a part of the Building or Sublease Premises under the power of eminent domain: (i) Sublandlord shall not have any obligation to repair or restore the Sublease Premises or any alterations, improvements or personal property; and (ii) Subtenant shall be entitled only to a proportionate abatement of Rent to the extent Sublandlord receives a corresponding abatement of rent under the Master Lease during the time and to the extent the Sublease Premises are unfit for occupancy for the purposes permitted under this Sublease and not occupied by Subtenant as a result thereof. If as a result of any fire or other casualty, or any exercise of the power of eminent domain, in either case affecting the Sublease Premises, Sublandlord is entitled under the Master Lease to a credit or abatement of Rent allocable to the Sublease Premises, Sublandlord shall grant to Subtenant a similar and proportionate abatement against Rent and additional rent payable hereunder, computed according to the period in which, by reason of such damage, there is substantial interference with Subtenant’s use of or access to the Sublease Premises, and having regard for the extent to which Subtenant may be required to discontinue Subtenant’s use of all or a portion of the Sublease Premises. If as a result of any fire or other casualty, or any exercise of the power of eminent domain, in either case affecting the Sublease Premises or the Building, the Master Lease is terminated by Master Landlord, then this Sublease shall similarly be terminated effective as of the date on which the Master Lease shall end, with the same force and effect as if such date were the date originally set forth herein as the expiration date hereof. If the Sublease Premises are substantially damaged by fire or casualty or the Building is substantially damaged by fire or casualty such that Subtenant cannot reasonably access the Sublease Premises, other than damage caused by the negligent or willful acts or omissions of Subtenant or any of its employees, contractors, agents, invitees or guests, (the term “substantially damaged” meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the date of such damage) or if the Sublease Premises or any material part of the Building is taken by any exercise of the right of eminent domain, then Subtenant shall have the right to terminate this Sublease by giving written notice to Sublandlord of its election so to do within 30 days after the occurrence of such casualty or the effective date of such taking, whereupon this Sublease shall terminate with the same force and effect as if such date were the date originally established as the expiration date hereof. Notwithstanding any other provision hereof, Sublandlord shall not elect to terminate the Master Lease as a result of any casualty or condemnation without having first obtained the consent of Subtenant.

12. Security Deposit

(a) Simultaneously with the execution of this Sublease by Subtenant, Subtenant shall deliver to Sublandlord, and Subtenant shall maintain in effect at all times during the Term, an unconditional, irrevocable, absolutely “clean” letter of credit (a “Letter of Credit”) in the amount of $97,129.00, in form reasonably satisfactory to Sublandlord. The Letter of Credit shall be issued by and drawable upon a commercial bank, trust company, national banking association or other banking institution reasonably satisfactory to Sublandlord and having a credit rating with respect to certificates of deposit, short term deposits or commercial paper of at least P-1 (or equivalent) by Moody’s Investor Service, Inc., or at least

A/A-1 (or equivalent) by Standard & Poors Corporation (and is not on credit-watch or similar credit review with negative implication), have combined capital, surplus and undivided profits of not less than $1,000,000,000. Notwithstanding the foregoing, Sublandlord hereby approves Comerica Bank as the issuer. Any Letter of Credit shall name Sublandlord as the beneficiary, have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year through the date that is forty-five (45) days after the Expiration Date unless terminated by the issuer thereof by notice to Sublandlord given not less than sixty (60) days prior to the expiration thereof, be fully transferable by Sublandlord once in any twelve month period without payment of any fees or charges, permit partial draws and be payable at sight upon presentment of a sight draft signed by Sublandlord. Subtenant shall, throughout the Term of this Sublease, deliver to Sublandlord, in the event of the termination of any such Letter of Credit, a replacement Letter of Credit in lieu thereof no later than thirty (30) days prior to the expiration date of the preceding Letter of Credit and complying with all of the requirements hereof. If Subtenant shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth herein, Sublandlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Letter of Credit and hold, use, apply and retain the same as cash security hereunder.

(b) If an Event of Default occurs, including, but not limited to, the payment of Base Rent and any additional rent, Sublandlord may, at its election, (but shall not be obligated to) draw down the entire Letter of Credit or any portion thereof and use, apply or retain the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of any costs or damages incurred by Sublandlord. To insure that Sublandlord may utilize the security represented by the Letter of Credit in the manner, for the purpose, and to the extent provided herein, each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Sublandlord upon the presentation to the issuing bank (or the advising bank, if applicable) of Sublandlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary, other than a written statement of the Sublandlord to the effect that it is entitled under the terms of this Sublease to draw the amount requested. Sublandlord shall not draw more than is required, as determined by Sublandlord in its reasonable discretion, to cure the Event of Default in question. In no event shall the Letter of Credit require Sublandlord to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank have the right to dispute the truth or accuracy of any such statement.

(c) In the event Sublandlord uses, applies or retains any portion or all of the security represented by the Letter of Credit, Subtenant shall forthwith restore the amount so used, applied or retained (at Sublandlord’s option, either by the deposit with Sublandlord of cash (“Cash Security”) or the provision of a replacement Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the amount set forth above, failing which Subtenant shall be in default of its obligations hereunder and Sublandlord shall have the same rights and remedies as for the non-payment of Base Rent beyond the applicable grace period. Any Cash Security shall be held by Sublandlord in a segregated account (the location and number of which shall be furnished to Subtenant) and interest thereon shall be accrued and added to the Cash Security and returned to Subtenant as provided below.

(d) In addition to and without limitation of Sublandlord’s other rights under this Section 12, if the financial condition of such issuer changes in any materially adverse way, then Sublandlord may immediately draw upon the Letter of Credit as provided above and use, apply and retain the same as Cash Security hereunder and Sublandlord shall have the right, by giving Subtenant written notice of such requirement, to require that Subtenant obtain from a new issuer a replacement Letter of Credit. In the event that Subtenant shall not have delivered to Sublandlord a replacement Letter of Credit complying with all of the requirements hereof within ten (10) business days after Subtenant’s receipt of such notice,

Sublandlord shall have the right (but not the obligation), at its option, to draw the full amount of the Letter of Credit and hold the proceeds thereof as cash collateral.

(e) If Subtenant shall have fully paid and performed all of Subtenant’s obligations under this Sublease, the Letter of Credit and the Cash Security (if any) then held by Sublandlord shall be returned to Subtenant after the date fixed as the end of this Sublease and after delivery to Sublandlord of entire possession of the Sublease Premises in the condition required under this Sublease; provided, however, that if Subtenant is in breach of this Sublease as of the expiration of this Sublease, then such 30-day period shall not commence until such breach is fully cured and in no event shall any such return be construed as an admission by Sublandlord that Subtenant has performed all of its obligations hereunder. In the event of any transfer of Sublandlord’s interest in the Master Lease or the Sublease Premises, Sublandlord shall have the right to transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Subtenant to deliver a replacement Letter of Credit naming the new sublandlord as beneficiary, and, upon such delivery by Subtenant of such replacement Letter of Credit, Sublandlord shall return the existing Letter of Credit to Subtenant. Upon such transfer or return of the Letter of Credit and the Cash Security (if any), Sublandlord shall thereupon be released by Subtenant from all liability for the return thereof, and Subtenant shall look solely to the new sublandlord for the return of the same.

13. Sublandlord’s Approval of the Subtenant’s Alterations and Improvements. Subtenant shall not perform any alterations, installments, removals, additions or improvements to any part of the Sublease Premises without first obtaining Sublandlord’s consent subject to and in accordance with the applicable terms and conditions of the Master Lease and receipt of required approvals from Master Landlord for such improvements. Nothing in this Sublease shall be construed as an agreement that Sublandlord has any obligation to perform any alterations, installments, removals, additions or improvements for Subtenant whatsoever. Sublandlord agrees that Subtenant will not have any obligation to remove or restore any alterations, additions or improvements made in or to the Sublease Premises prior to the Commencement Date.

14. Miscellaneous.

(a) Authority; Waiver. Each person executing this Sublease on behalf of a party hereto represents and warrants that he or she is authorized and empowered to do so and to thereby bind the party on whose behalf he or she is signing. The receipt and retention by Sublandlord of Base Rent or additional rent from anyone other than Subtenant shall not be deemed a waiver of the breach by Subtenant of any covenant, agreement, term or provision of this Sublease, or as the acceptance of such other person as a tenant, or as a release of Subtenant from the covenants, agreements, terms, provisions and conditions herein contained. The receipt and retention by Sublandlord of Base Rent or additional rent with knowledge of the breach of any covenant, agreement, term, provision or condition herein contained shall not be deemed a waiver of such breach.

(b) Brokerage Commissions. Subtenant hereby acknowledges that Sublandlord’s Broker represents the Sublandlord exclusively. Sublandlord shall pay an agreed upon commission to Sublandlord’s Broker (who shall compensate Subtenant’s Broker in accordance with a written separate agreement). Except for Sublandlord’s Broker and Subtenant’s Broker, each of Subtenant and Sublandlord warrants and represents to the other that it has dealt with no other broker or other person in connection with this sublease transaction other than the other party and its agents and employees. Each of Sublandlord and Subtenant agrees to indemnify, defend and save harmless the other and Master Landlord from any and all costs, expenses, reasonable attorneys’ fees, charges or liability arising out of any claim by any broker or agent, other than Sublandlord’s Broker or Subtenant’s Broker, as a result of such party’s conversations, correspondence, other dealings or actions in connection with this Sublease.

(c) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

(d) Counterparts. This Sublease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall comprise but a single instrument.

(e) Entire Agreement. This Sublease and the applicable portions of the Master Lease contained by reference herein, contain all of the covenants, conditions and agreements between the parties concerning the Sublease Premises, and shall supersede any and all prior correspondence, agreements and understandings concerning the Sublease Premises, both oral and written. No addition or modification of any term or provision of this Sublease shall be effective unless set forth in writing and signed by both Sublandlord and Subtenant.

(f) Quiet Enjoyment. So long as Subtenant is not in default under this Sublease, its quiet enjoyment of the Sublease Premises shall not be disturbed or interfered with by Sublandlord or anyone claiming by, through or under Sublandlord

(g) Notices. Any notice required or desired to be given regarding this Sublease shall be in writing and may be given in the manner required under the Master Lease (but to the applicable addresses set forth in this Sublease).

(h) Governing Law. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(i) Successors and Assigns. Subject to the provisions of this Sublease and the Master Lease relating to assignment and subletting, this Sublease shall be binding upon, and shall insure to the benefit of the parties’ respective representatives, successors and permitted assigns.

(j) Access. Sublandlord reserves the right to enter the Sublease Premises upon reasonable prior written or oral notice to Subtenant (except that in case of emergency no notice shall be necessary) in order to inspect the Sublease Premises and/or the performance by Subtenant of the terms of this Sublease or to exercise Sublandlord’s rights or perform Sublandlord’s obligations hereunder or under the Master Lease.

(k) Time. Time is of the essence of every provision of this Sublease.

(l) Sublandlord Consent. Notwithstanding any other provision of this Sublease to the contrary, whenever Sublandlord’s consent is required under this Sublease, Sublandlord’s rejection of a request made by Subtenant shall not be deemed unreasonable, in any case, if such rejection is based on Master Landlord’s rejection of such request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first above written.

SUBLANDLORD:		SUBTENANT:

ACCELERON PHARMA, INC., a Delaware corporation		AVEO PHARMACUTICALS, INC. a Delaware corporation

By:	/s/ John Knopf	By:	/s/ David B. Johnston
Name:	John Knopf	Name:	David B. Johnston
Title:	Chief Executive Officer	Title:	Chief Financial Officer

EXHIBIT A

MASTER LEASE

12 EMILY STREET

CAMBRIDGE, MASSACHUSETTS

LEASE SUMMARY SHEET

Execution Date:	April 3, 2009

Tenant:	Acceleron Pharma Inc., a Delaware corporation

Tenant’s Mailing Address
Prior to Occupancy:	Acceleron Pharma Inc. 149 Sidney Street Cambridge, MA 02139-4239

Landlord:	Massachusetts Institute of Technology, a Massachusetts charitable corporation

Building:	12 Emily Street, Cambridge, Massachusetts. The Building consists of approximately 30,965 rentable square feet. The land on which the Building is located (the “Land” and together with the Building, the “Property”) is more particularly described in Exhibit 2 attached hereto and made a part hereof.

Premises:	Approximately 19,711 rentable square feet of space, consisting of certain space on the first (1st) floor of the Building and certain space on the second (2nd) floor of the Building, all as more particularly shown as hatched, highlighted or outlined on the plan attached hereto as Exhibit 1 and made a part hereof (the “Lease Plan”).

Term Commencement Date:	The date on which Landlord delivers the Premises to Tenant in compliance with Section 3.1.

Rent Commencement Date:	The Term Commencement Date

Expiration Date:	The last day of the month in which the sixth (6th) anniversary of the Rent Commencement Date occurs; provided, however, that if the Rent Commencement Date occurs on the first of a calendar month, then the Expiration Date shall be the day immediately preceding the sixth (6th) anniversary of the Rent Commencement Date.

Extension Term(s):	Subject to Section 1.2 below, one (1) extension term expiring on September 30, 2018.

Permitted Uses:	Subject to Legal Requirements, general office, research, development laboratory use, vivarium (not to exceed the existing 5,000 rentable square foot vivarium) and other ancillary uses related to the foregoing.

Base Rent:	RENT YEAR[1]	ANNUAL BASE RENT	MONTHLY PAYMENT
	1	$630,752.00	$52,562.67
	2	$650,463.00	$54,205.25
	3	$768,729.00	$64,060.75
	4	$808,151.00	$67,345.92
	5	$808,151.00	$67,345.92
	6	$808,151.00	$67,345.92
Operating Costs and Taxes:		See Sections 5.2 and 5.3
Tenant’s Share:	63.66%
Security Deposit/ Letter of Credit:		$105,125.33

EXHIBIT 1	LEASE PLAN
EXHIBIT 2	LEGAL DESCRIPTION
EXHIBIT 3	LANDLORD’S WORK
EXHIBIT 4	FORM OF LANDLORD’S WAIVER
EXHIBIT 5	RULES AND REGULATIONS
EXHIBIT 6	TENANT’S HAZARDOUS MATERIALS
EXHIBIT 6A	LIST OF ENVIRONMENTAL REPORTS
EXHIBIT 7	FORM OF LETTER OF CREDIT

[1]

For the purposes of this Lease, the first “Rent Year” shall be defined as the period commencing as of the Rent Commencement Date and ending on the last day of the month in which the first (1st) anniversary of the Rent Commencement Date occurs; provided, however, that if the Rent Commencement Date is the first day of a calendar month, then the first Rent Year shall be defined as the twelve-(12)-month period commencing as of the Rent Commencement Date and ending on the day immediately preceding the first (1st) anniversary of the Rent Commencement Date. Thereafter, “Rent Year” shall be defined as any twelve (12) month period during the term of this Lease commencing on of the first (1st) day of the month following the month in which any anniversary of the Rent Commencement Date occurs.

THIS INDENTURE OF LEASE (this “Lease”) is hereby made and entered into on the Execution Date by and between Landlord and Tenant.

Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them as set forth in the Lease Summary Sheet which is attached hereto and incorporated herein by reference.

1. LEASE GRANT; TERM; APPURTENANT RIGHTS; EXCLUSIONS

1.1 Lease Grant. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises upon and subject to terms and conditions of this Lease, for a term of years commencing on the Term Commencement Date and, unless earlier terminated or extended pursuant to the terms hereof, ending on the Expiration Date (the “Initial Term”; the Initial Term and the Extension Term, if duly exercised, are hereinafter collectively referred to as the “Term”). Landlord agrees to use commercially reasonable efforts to cause, on or before June 1, 2009, (a) the current tenant of the Building to surrender the same to Landlord, and (b) Landlord’s Work to be substantially complete.

1.2 Extension Terms.

(a) Provided (i) Tenant is not subleasing more than forty percent (40%) of the Premises, and (ii) there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default under this Lease (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined) (it being understood and agreed that if Tenant cures all defaults prior to the expiration of applicable grace period(s), Tenant shall be entitled to deliver an Extension Notice in accordance with this Section 1.2 within five (5) business days after effectuating such cure), Tenant shall have the option to extend the Term for a term (the “Extension Term”), commencing as of the expiration of the Initial Term and expiring on September 30, 2018. Tenant must exercise such option to extend by giving Landlord written notice (the “Extension Notice”) on or before the date that is nine (9) months prior to the expiration of the Initial Term of this Lease, time being of the essence. Upon the timely giving of such notice, the Term shall, subject to the conditions of this Section 1.2(a), be deemed automatically extended upon all of the terms and conditions of this Lease, except that Base Rent during the Extension Term (the “Extension Term Base Rent”) shall be calculated in accordance with this Section 1.2, Landlord shall have no obligation to construct or renovate the Premises in connection with the Extension Term and Tenant shall have no further right to extend the Term. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the Term. Notwithstanding the fact that Tenant’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall, promptly after the Extension Term Base Rent has been determined, execute a lease amendment reflecting such Extension Term and Extension Term Base Rent, but (I) such lease amendment shall not be deemed to waive any of the conditions to Tenant’s exercise of its rights under this Section 1.2, and (II) the failure to execute such lease amendment shall not affect any otherwise valid Extension Notice.

(b) The Extension Term Base Rent shall be determined in accordance with the process described hereafter. Extension Term Base Rent shall be the greater of (i) Base Rent for the last Rent Year of the Initial Term, or (ii) the fair market rental value of the Premises then demised to Tenant as of the commencement of the Extension Term as determined in accordance with the process described below. “Fair market rental value” shall mean the Base Rent that would be payable for the Premises in the condition in which they are required to be maintained hereunder, on an arm’s length basis between unrelated third parties upon and subject to the other terms and provisions of this Lease (including the fact that Taxes and Operating Costs are paid separately by Tenant hereunder), taking into account all relevant factors, including without limitation, that no leasehold improvements work or allowance is to be provided by Landlord (unless Landlord, in its sole discretion, elects to offer the same at Tenant’s request), whether or not a brokerage commission is payable by Landlord in respect of the Extension Term, and the rents then being agreed to for leases of similar space in the East Cambridge area (including without limitation

Cambridgeport) of equivalent quality, size, utility and location, the length of the Extension Term and the credit standing of Tenant. Within thirty (30) days after receipt of the Extension Notice, Landlord shall deliver to Tenant written notice of its determination of the Extension Term Base Rent for the Extension Term. Tenant shall, within thirty (30) days after receipt of such notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Extension Term Base Rent (“Tenant’s Response Notice”). If Tenant fails timely to deliver Tenant’s Response Notice, Landlord’s determination of the Extension Term Base Rent shall be binding on Tenant.

(c) If and only if Tenant’s Response Notice is timely delivered to Landlord and indicates both that Tenant rejects Landlord’s determination of the Extension Term Base Rent and desires to submit the matter to arbitration, then the Extension Term Base Rent shall be determined in accordance with the procedure set forth in this Section 1.2(c). In such event, within ten (10) business days after receipt by Landlord of Tenant’s Response Notice indicating Tenant’s desire to submit the determination of the Extension Term Base Rent to arbitration, Tenant and Landlord shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Landlord’s Appraiser” and “Tenant’s Appraiser”). Landlord’s Appraiser and Tenant’s Appraiser shall endeavor to mutually determine the Fair market rental value within fifteen (15) business days after their appointment. If they are unable to mutually agree as to such determination, Landlord’s Appraiser and Tenant’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”). All of the appraisers selected shall be individuals with at least ten (10) years’ commercial appraisal experience in R&D/lab buildings in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Landlord or Tenant within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Base Rent in accordance with the requirements and criteria set forth in Section 1.2(b) above, employing the method commonly known as Baseball Arbitration, whereby Landlord’s Appraiser and Tenant’s Appraiser each sets forth its written appraisal and determination of the Extension Term Base Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Landlord’s Appraiser and Tenant’s Appraiser shall confidentially deliver their respective written appraisals and determinations of the Extension Term Base Rent to the Third Appraiser within ten (10) business days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt thereof; provided, however, that if Landlord’s Appraiser or Tenant’s Appraiser shall fail to timely submit such written appraisal and determination, then the Third Appraiser shall only consider the appraisal and determination timely submitted. The Third Appraiser’s decision shall be binding on both Landlord and Tenant. Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

1.3 Notice of Lease. Each of the parties hereto agrees to join in the execution, in recordable form, of a statutory notice of lease and/or written declaration in which shall be stated the Term Commencement Date, the Extension Term, the Expiration Date, and such other customary information as may be required by state law to protect Tenant’s interest under this Lease (except in no event shall the economic terms of this Lease be so included), which notice of lease may be recorded by Tenant with the Middlesex South Registry of Deeds and/or filed with the Registry District of the Land Court, as appropriate (collectively, the “Registry”) at Tenant’s sole cost and expense. Each party shall provide such evidence of its authority as may be required for the recording or filing of such notice of lease. If a notice of lease was previously recorded with the Registry, then upon the expiration or earlier termination of this Lease, Landlord shall deliver to Tenant a notice of termination of lease and Tenant shall promptly execute and deliver the same to Landlord for Landlord’s execution and recordation with the Registry; provided, however, that if Tenant fails to deliver the executed notice of termination of lease within ten (10) days of receipt thereof, time being of the essence, Tenant hereby appoints Landlord as Tenant’s attorney-in-fact to execute the same, such appointment being coupled with an interest.

1.4 Appurtenant Rights.

(a) Common Areas. Subject to the terms of this Lease and the Rules and Regulations (hereinafter defined), Tenant shall have, as appurtenant to the Premises, rights to use in common with others entitled thereto, the following areas (such areas are hereinafter referred to as the “Common Areas”): (i) the common lobbies, hallways and stairways of the Building serving the Premises, (ii) common walkways necessary for access to the Building, (iii) if the Premises include less than the entire rentable area of any floor and other common facilities of such floor; and (iv) other areas designated by Landlord from time to time for the common use of tenants of the Building; and no other appurtenant rights or easements.

(b) Parking. During the Term, commencing on the Rent Commencement Date, Landlord shall, subject to the terms hereof, make available (i) [fifteen (15)] designated spaces on the south side of the Building across from the loading dock for 149 Sidney Street (the “Designated Spaces”) and (ii) fifteen (15) parking spaces for Tenant’s use in the parking areas serving the building located at 128 Sidney Street, Cambridge, MA. The number of parking spaces in the parking areas reserved for Tenant, as modified pursuant to this Lease or as otherwise permitted by Landlord, are hereinafter referred to as the “Parking Spaces.” Tenant shall have no right to hypothecate or encumber the Parking Spaces, and shall not sublet, assign, or otherwise transfer the Parking Spaces other than to employees of Tenant occupying the Premises or a transferee pursuant to an approved or permitted Transfer under Section 13 of this Lease. Tenant shall pay Landlord (or at Landlord’s election, directly to the parking operator) for the Parking Spaces at the then-current prevailing rate, as such rate may vary from time to time. As of the date hereof, the monthly charge for parking is One Hundred Ninety Dollars ($190) per Parking Space per month. If, for any reason, Tenant shall fail timely to pay the charge for any of said Parking Spaces, and if such default continues for ten (10) days after written notice thereof, then Landlord shall have a right to send a written “Final Notice” to Tenant stating that if Tenant fails to pay such charges within ten (10) days after the date of the Final Notice, then Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 1.4 and Landlord may allocate such Parking Spaces for use by other parties free and clear of Tenant’s rights under this Section 1.4 (it being understood and agreed that if Tenant in fact fails to pay such charges within ten (10) days after the date of the Final Notice, then Tenant shall have no further right to the Parking Spaces for which Tenant failed to pay the charge under this Section 1.4 and Landlord may allocate such Parking Spaces for use by other parties free and clear of Tenant’s rights under this Section 1.4). Other than the Designated Spaces, said Parking Spaces will be on an unassigned, non-reserved basis. The Parking Spaces shall be subject to such reasonable rules and regulations as may be in effect for the use of the parking areas from time to time (including, without limitation, Landlord’s right, without additional charge to Tenant above the prevailing rate for Parking Spaces, to institute a valet or attendant-managed parking system). Notwithstanding anything to the contrary contained herein, in connection with the exercise of Landlord’s rights pursuant to Section 2.2 below, or in connection with the development or redevelopment of other property owned or controlled by Landlord, Landlord shall have the right to relocate the Parking Spaces from time to time to other property owned or controlled by Landlord or its affiliates, so long as such other property is within 1,000 feet of the Land.

1.5 Tenant’s Access. From and after the Rent Commencement Date and until the end of the Term, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week, subject to Legal Requirements, the Rules and Regulations, the terms of this Lease and Permitted Encumbrances. For purposes hereof, “Permitted Encumbrances” shall mean any and all documents recorded (i) on or before the date hereof, (ii) as a result of the acts or wrongful omissions of any of the Tenant Parties, and (iii) after the date hereof so long as the same do not materially interfere with the rights of Tenant hereunder, nor materially increase the obligations of Tenant hereunder.

1.6 Exclusions. The following are expressly excluded from the Premises and reserved to Landlord: all the perimeter walls of the Premises (except the inner surfaces thereof), the Common Areas and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use of all of the foregoing except as expressly set forth in Section 1.4(a) above.

2. RIGHTS RESERVED TO LANDLORD

2.1 Additions and Alterations. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Property (including the Premises but, with respect to the Premises, only for purposes of repairs, maintenance, replacements and other rights expressly reserved to Landlord herein) and the fixtures and equipment therein, as well as in or to the street entrances and/or the Common Areas, as it may deem necessary or desirable, provided, however, that there be no material obstruction of access to, or material interference with the use and enjoyment of, the Premises by Tenant. Subject to the foregoing, Landlord expressly reserves the right to temporarily close all or any portion, of the Common Areas for the purpose of making repairs or changes thereto.

2.2 Additions to the Property. Landlord may at any time or from time to time construct additional improvements in all or any part of the Property, including, without limitation, adding additional buildings or changing the location or arrangement of any improvement in or on the Property or all or any part of the Common Areas thereof, or add or deduct any land to or from the Property; provided that there shall be no material increase in Tenant’s obligations or material adverse effect upon Tenant’s rights under this Lease in connection with the exercise of the foregoing reserved rights.

2.3 Intentionally Omitted.

2.4 Landlord’s Access. Subject to the terms hereof, Tenant shall, upon as much advance notice as is practical under the circumstances, and in any event at least forty-eight (48) hours’ prior written notice (except that no notice shall be required in emergency situations), permit Landlord (a) and any holder of a Mortgage (hereinafter defined) (each such holder, a “Mortgagee”), and their agents, employees and contractors, to have free and unrestricted access to and to enter upon the Premises at all reasonable hours for the purposes of inspection, making repairs or replacements in or to the Premises or the Building, complying with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions and orders and requirements of all public authorities (collectively, “Legal Requirements”), or exercising any other right reserved to Landlord under this Lease (including without limitation the right to take upon or through, or to keep and store within the Premises all necessary materials, tools and equipment); it being understood and agreed that Tenant shall have the right to have a Tenant employee or representative present during such access; (b) and its agents and employees, at reasonable times, upon reasonable advance notice, to show the Premises during normal business hours (i.e. Monday – Friday 9 A.M. – 5 P.M.) to any prospective Mortgagee or purchaser of the Building and/or the Property or of the interest of Landlord therein, and, during the last nine (9) months of the Term, prospective tenants; it being understood and agreed that Tenant shall have the right to have a Tenant employee or representative present during such access; and (c) and its agents, at Landlord’s sole cost and expense, to perform environmental audits, environmental site investigations (including without limitation sub-surface investigations) and environmental site assessments (“Site Assessments”) in, on, under and at the Premises and the Land, it being understood that Landlord shall repair any damage arising as a result of the Site Assessments, and such Site Assessments may include both above and below the ground testing and such other tests as may be necessary or appropriate to conduct the Site Assessments.

2.5 Pipes, Ducts and Conduits. Tenant shall permit Landlord to erect, use, maintain and relocate pipes, ducts and conduits in and through the Premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof.

2.6 Minimize Interference. Except in the event of an emergency, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s business operations and use and occupancy of the Premises in connection with the exercise any of Landlord’s rights or the performance of Landlord’s obligations under this Lease.

3. CONDITION OF PREMISES; CONSTRUCTION.

3.1 Condition of Premises. Subject to Landlord’s obligation to perform Landlord’s Work (hereinafter defined), Tenant acknowledges and agrees that Tenant is leasing the Premises in their “AS IS,” “WHERE IS” condition and with all faults on the Execution Date, without representations or warranties, express or implied, in fact or by law, of any kind, except as herein expressly set forth. Without limiting the foregoing, Landlord and Tenant each acknowledges and agrees that Landlord shall deliver the laboratory systems in accordance with Exhibit 3, but otherwise in their “as is” condition. Landlord shall deliver the Premises to Tenant with Landlord’s Work substantially complete. As of the date hereof, (a) Landlord has not received any written notice of any uncured violations of building codes relating to the Property, and (b) other than as disclosed to Tenant, Landlord has no knowledge of any Hazardous Materials (as hereinafter defined) at or affecting the Property other than as set forth in the documents listed on Exhibit 6A attached hereto and made a part hereof.

3.2 Landlord’s Work. Subject to delays due to Legal Requirements, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond its control (collectively “Force Majeure”) and subject to any act or wrongful omission by Tenant and/or Tenant’s agents, servants, employees, consultants, contractors, subcontractors, licensees and/or subtenants (collectively with Tenant, the “Tenant Parties”) which causes an actual delay in the performance of Landlord’s Work (a “Tenant Delay”), Landlord, at Landlord’s sole cost and expense, shall perform the work (“Landlord’s Work”) more particularly described in Exhibit 3 attached hereto.

3.3 Landlord’s Warranty. If any mechanical (building and lab specific), electrical (base building only) and plumbing (base building only) systems fail to be in good operating condition and repair as of the Term Commencement Date, then, provided that Tenant gives Landlord written notice of such failure within sixty (60) days after the Rent Commencement Date, Landlord shall, without cost to Tenant, remedy such failure.

3.4 Tenant’s Work.

(a) Tenant’s Plans. In connection with the performance of the work, if any, necessary to prepare the Premises for Tenant’s occupancy and business operations, including without limitation, the installation of all furniture, equipment and fixtures (“Tenant’s Work”), Tenant shall submit to Landlord for Landlord’s approval (i) the name of and other reasonably requested information regarding Tenant’s proposed architect, HVAC and MEP engineers and general contractor; (ii) a set of design/ development plans sufficient for Landlord to approve Tenant’s proposed design of the Premises (the “Design/ Development Plans”), (iii) an initial set of permit plans sufficient to permit Tenant to commence Tenant’s Work (“Permit Plans”), and (iv) a full set of construction drawings (“Final Construction Drawings”) for Tenant’s Work. The Design/ Development Plans, the Permit Plans and the Final Construction Drawings are collectively referred to herein as the “Plans.” Landlord’s approval of the architect, HVAC and MEP engineers and general contractor shall not be unreasonably withheld, conditioned or delayed. Landlord’s approval of the Plans shall not be unreasonably withheld, conditioned or delayed provided the Plans do not affect the exterior of the Building and do not adversely affect, in Landlord’s reasonable judgment, the Building’s structure or Building systems and shall not in any event be withheld as to anything shown on Plans previously approved. Landlord’s approval is solely given for the benefit of Landlord and Tenant under this Section 3.4(a) and neither Tenant nor any third party shall have the right to rely upon Landlord’s approval of the Plans for any other purpose whatsoever. Landlord agrees to respond to any request for approval of the Plans within fifteen (15) business days after receipt thereof; provided, however, that Landlord agrees to respond to any request for approval of any of the Plans other than the initial Design/ Development Plans within ten (10) business days after receipt thereof if such request is accompanied by (A) a certification from a licensed code engineer that such plans are code compliant, and (B) a certification from AHA Consulting Engineers that the Plans are compatible with the base building design. Landlord’s response to request for approval of any of the proposed Plans shall include Landlord’s approval of such Plans, or a reasonably detailed explanation of the reasons for any disapproval.

(b) Landlord Delay. A “Landlord Delay” shall be defined as any act or wrongful omission by Landlord or any agent, employee, consultant, contractor or subcontractor of Landlord which causes an actual delay in the completion of Tenant’s Work. Notwithstanding the foregoing, but subject to Section 3.4(a), no event shall be deemed to be a Landlord Delay until and unless Tenant has given Landlord written notice (the “Landlord Delay Notice”) advising Landlord (i) that a Landlord Delay is occurring, (ii) of the basis on which Tenant has determined that a Landlord Delay is occurring, and (iii) the actions which Tenant believes that Landlord must take to eliminate such Landlord Delay, and Landlord has failed to correct the Landlord Delay specified in the Landlord Delay Notice within forty-eight (48) hours following receipt thereof. No period of time prior to expiration of such 48-hour period shall be included in the period of time charged to Landlord pursuant to such Landlord Delay Notice.

(c) Intentionally Omitted.

(d) Completion of Tenant’s Work. Once Tenant commences the performance of Tenant’s Work in any portion of the Premises, Tenant shall thereafter diligently prosecute Tenant’s Work in such portion of the Premises to Substantial Completion. For purposes hereof, Tenant’s Work shall be deemed “Substantially Complete” and “Substantial Completion” shall be deemed to have occurred if Tenant has obtained a certificate of occupancy from the City of Cambridge, Massachusetts for the portion of the Premises that is the subject of such Tenant’s Work.

(e) Cost of Tenant’s Work. All of Tenant’s Work shall be performed at Tenant’s sole cost and expense, and shall be performed in accordance with the provisions of this Lease (including, without limitation, Section 11).

4. USE OF PREMISES

4.1 Permitted Uses. During the Term, Tenant shall use the Premises only for the Permitted Uses and for no other purposes. Service and utility areas (whether or not a part of the Premises) shall be used only for the particular purpose for which they are designed.

4.2 Prohibited Uses.

(a) Notwithstanding any other provision of this Lease, Tenant shall not use the Premises or the Building, or any part thereof, or suffer or permit the use or occupancy of the Premises or the Building or any part thereof by any of the Tenant Parties (i) in a manner which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any Permitted Encumbrance; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord (taking into account the use of the Building as a combination office and laboratory building and the Permitted Uses) shall (A) impair the appearance or marketability of the Building; (B) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building or Premises, or the use or occupancy of any of the Common Areas; (C) occasion discomfort, inconvenience or annoyance in any material respect, or cause any injury or damage to any other occupants of the Property or neighboring properties or their property; or (D) cause harmful air emissions or any unusual or other objectionable odors, noises or emissions to emanate from the Premises; (iv) in a manner which is inconsistent with the operation and/or maintenance of the Building as a first-class combination office and laboratory facility; or (v) for any fermentation processes whatsoever other than biological manufacturing of protein therapeutics.

(b) With respect to the use and occupancy of the Premises and the Common Areas, Tenant will not: (i) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the footwalks or corridors adjacent thereto or elsewhere on the exterior of the Premises, nor, subject to Section 12 below, place or maintain any signage on the exterior of the Premises, nor obstruct any driveway, corridor, footwalk, parking area, mall or any other Common Areas; (ii) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (iii) permit the parking of vehicles so as to interfere with the use of any driveway, corridor, footwalk, parking area, or other Common Areas; (iv) receive or ship articles of any kind outside of those areas reasonably designated by Landlord; (v) conduct or permit to be conducted any auction, going out of business sale, bankruptcy sale (unless directed by court order), or other similar type sale in or connected with the Premises; (vi) use the name of the Building, the Property, Landlord, or any of Landlord’s affiliates or subsidiaries or any photograph, film, drawing, or other depiction or representation of the Building and/or the Property or any part thereof, which contains signage or distinctive architectural characteristics that cause the scene photographed, filmed, drawn, depicted, or represented to be identifiable as being the Building and/or the Property, in any publicity, promotion, trailer, press release, advertising, printed, or display materials without Landlord’s prior written consent; or (vii) except in connection with Tenant’s Work and/or Alterations (hereinafter defined) approved by Landlord, cause or permit any hole to be drilled or made in any exterior, load bearing or structural wall of the Building.

(c) At all times that animals are transported within the Common Areas, they shall be transported in an appropriate cage or other container. At no time shall any animals, animal waste, food or supplies relating to the animals be brought into, transported through, or delivered to the Emily Street entrance of the Building.

5. RENT; ADDITIONAL RENT

5.1 Base Rent. During the Term, Tenant shall pay to Landlord Base Rent in equal monthly installments, in advance and without demand on the first day of each month for and with respect to such month. Unless otherwise expressly provided herein, the payment of Base Rent, additional rent and other charges reserved and covenanted to be paid under this Lease with respect to the Premises (collectively, “Rent”) shall commence on the Rent Commencement Date, and shall be prorated for any partial months. Rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord’s agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment.

5.2 Operating Costs.

(a) “Operating Costs” shall mean all costs incurred and expenditures of whatever nature (other than Excluded Costs) made by Landlord pursuant to the provisions hereof in the operation, management, repair, replacement, maintenance and insurance of the Property, including without limitation any costs for utilities, repair, replacements and maintenance, cleaning of Common Areas, and a commercially reasonable management fee paid to Landlord’s property manager. To the extent that a cost included in Operating Costs is also allocable to property other than the Property, such cost shall be equitably allocated to each parcel of property which benefits from such cost. Operating Costs shall not include Excluded Costs (hereinafter defined).

(b) Intentionally Omitted.

(c) “Excluded Costs” shall be defined as (i) any mortgage charges (including interest, principal, points and fees); (ii) brokerage commissions; (iii) salaries of executives and owners (A) not directly employed in the management/operation of the Property, or (B) above the grade of portfolio manager, or if Landlord is not MIT or an affiliate thereof, then above the grade of property manager; (iv) the cost of work done by Landlord for a particular tenant; (v) subject to Subsection 5.2(i) below, reconstruction after Casualty or Taking or any other capital expenditure; (vi) the costs of Landlord’s Work and any contributions made by Landlord to any tenant of the Property in connection with the build-out of its premises; (vii) Taxes (hereinafter defined), and any franchise or income taxes imposed on Landlord; (viii) costs payable directly by individual tenants to suppliers, including tenant electricity, telephone and other utility costs; (ix) increases in premiums for insurance when such increase is caused by the use of the Building by Landlord; (x) maintenance and repair of capital items not a part of the Building or the Property; (xi) depreciation of the Building; (xii) costs relating to maintaining Landlord’s existence as a corporation, partnership or other entity; (xiii) advertising and other fees and costs incurred in procuring tenants; (xiv) the cost of any items for which Landlord is reimbursed by insurance, condemnation awards, refund, rebate or otherwise, and any expenses for repairs or maintenance to the extent covered by warranties, guaranties and service contracts; (xv) costs incurred in connection with any disputes between Landlord and its employees, or between Landlord and Building management; (xvi) payments to affiliates of Landlord for goods or services provided to Landlord to the extent such payments exceed the customary charges for such goods or services for comparable buildings in the vicinity of the Property; or (xvii) the cost of soil and groundwater testing, remediation and other response actions, except to the extent that the need therefor arises from any negligence or willful misconduct of Tenant or Tenant’s employees, agents or contractors, or from any default of Tenant hereunder.

(d) “Capital Interest Rate” shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor’s corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

(e) “Annual Charge-Off” shall be defined as the annual amount of principal and interest payments which would be required to repay a loan (“Capital Loan”) in equal monthly installments over the Useful Life (hereinafter defined), of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, where the initial principal balance is the cost of the capital item in question.

(f) “Useful Life” shall be reasonably determined by Landlord in accordance with sound accounting principles and practices consistently applied. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Operating Costs including, without limitation, energy-related costs, and that such annual projected savings will exceed the Annual Charge-Off of capital expenditures computed as aforesaid, then and in such event, the Annual Charge-Off shall be determined based upon a Useful Life which would cause the principal and interest payments in a full repayment of the Capital Loan in question to equal the amount of projected savings of such Useful Life.

(g) Payment of Operating Costs. Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Operating Costs. Landlord may make a good faith estimate of Tenant’s Share of Operating Costs for any fiscal year in which occurs any part of the Term (an “Operating Year”) or part thereof during the Term, and Tenant shall pay to Landlord on the first (1st) day of each calendar month, an amount equal to Tenant’s Share of Operating Costs for such Operating Year and/or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Operating Costs and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Operating Costs shall be appropriately adjusted in accordance with the estimations so that, by the end of the fiscal year in question, Tenant shall have paid all of Tenant’s Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when the actual Operating Costs are available for each Operating Year.

(h) Annual Reconciliation. Landlord shall, within one hundred twenty (120) days after the end of each Operating Year, deliver to Tenant a reasonably detailed statement of the actual amount of Operating Costs for such Operating Year (the “Year End Statement”). Failure of Landlord to provide the Year End Statement within the time prescribed shall not relieve Tenant from its obligations hereunder. If the total of such monthly remittances on account of any Operating Year is greater than Tenant’s Share of the Operating Costs actually incurred for such Operating Year, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), Tenant then shall be entitled to such credit or refund, as the case may be), Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder, except that if such difference is determined after the end of the Term,

Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of the Operating Costs actually incurred for such Operating Year, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate of the Operating Costs for the next Operating Year shall be based upon the Operating Costs actually incurred for the prior Operating Year as reflected in the Year-End Statement plus a reasonable adjustment based upon estimated increases in Operating Costs. The provisions of this Section 5.2(h) shall survive the expiration or earlier termination of this Lease.

(i) Capital Expenditures. If a new capital item is acquired which does not replace another capital item, and such new capital item being acquired is either (i) required by any Legal Requirements enacted after the Execution Date or (ii) reasonably projected to reduce Operating Costs, then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure; provided, however, in the case of subsection (ii), not to exceed the reasonably projected reduction in Operating Costs for such Operating Year from the subject expenditure (as described in Section 5.2(f) above).

(j) Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of an Operating Year, Tenant shall be liable for only that portion of the Operating Costs with respect to such Operating Year within the Term.

(k) Audit Right. Provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may, upon at least sixty (60) days’ prior written notice, inspect or audit Landlord’s records relating to Operating Costs for any periods of time within the previous fiscal year before the audit or inspection (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), then Tenant shall then be entitled to perform such an audit or inspection). If Tenant fails to request an audit within sixty (60) days after the Year End Statement has been delivered to Tenant and/or fails to complete any such audit or inspection within one hundred eighty (180) days after receipt of the Year End Statement, then Tenant shall be deemed to have waived its right to object to the determination of the amount due by Tenant under this Section 5.2 for the year in question and the determination thereof as set forth on such statement shall be final. Tenant’s audit or inspection shall be conducted only at Landlord’s offices or the offices of Landlord’s property manager during business hours reasonably designated by Landlord. Tenant shall pay the cost of such audit or inspection. Tenant may not conduct an inspection or have an audit performed more than once during any fiscal year. If such inspection or audit reveals that an error was made in the determination of the amount due by Tenant under this Section 5.2, then, provided there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Operating Costs due hereunder (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), then Tenant shall then be entitled to such credit), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If such inspection or audit reveals an underpayment by Tenant, then Tenant shall pay to Landlord, as additional rent hereunder, any underpayment of any such costs, as the case may be, within ten (10) days after receipt of an invoice therefor. Tenant shall maintain the results of any such audit or inspection confidential and shall not be permitted to use any third party to perform such audit or inspection, other than an independent firm of certified public accountants (A) reasonably acceptable to Landlord, (B) which is not compensated on a contingency fee basis or in any other manner which is dependent upon the results of such audit or inspection, and (C) which executes Landlord’s standard confidentiality agreement whereby it shall agree to maintain the results of such audit or inspection confidential. The provisions of this Section 5.2(k) shall survive the expiration or earlier termination of this Lease.

(l) Gross-Up. If, during any Operating Year, less than all of the Building is occupied by tenants or if Landlord was not supplying all tenants with the services being supplied to Tenant hereunder, actual Operating Costs incurred shall be reasonably extrapolated by Landlord on an item-by-item basis to the reasonable Operating Costs that would have been incurred if the Building was fully occupied and such services were being supplied to all tenants, and such extrapolated Operating Costs shall, for all purposes hereof, be deemed to be the Operating Costs for such Operating Year.

5.3 Taxes.

(a) “Taxes” shall mean the real estate taxes and other taxes, governmental levies and assessments imposed upon the Property, and upon any personal property of Landlord used in the operation thereof, or on Landlord’s interest therein or such personal property; governmental charges, fees and assessments for transit, housing, police, fire or other services or purported benefits; service or user payments in lieu of taxes; and any and all other taxes, governmental levies, betterments, assessments and charges arising from the ownership, leasing, operation, use or occupancy of the property in question or based upon rentals derived therefrom, which are or shall be imposed by federal, state, county, municipal or other governmental authorities. Taxes shall not include any inheritance, estate, succession, gift, franchise, rental, income or profit tax, capital stock tax, capital levy or excise, or any income taxes arising out of or related to the ownership and operation of the property in question, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for, in whole or in part, any tax, levy or assessment which would otherwise constitute Taxes, whether or not now customary or in the contemplation of the parties on the Execution Date of this Lease, shall constitute Taxes, but only to the extent calculated as if the Property were the only real estate owned by Landlord; provided, however, in no event shall Taxes include franchise or income taxes. “Taxes” shall also include reasonable expenses (including without limitation legal and consultant fees) of tax abatement or other proceedings contesting assessments or levies.

(b) “Tax Period” shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority (i.e., as mandated by the governmental taxing authority), any portion of which period occurs during the Term of this Lease.

(c) Payment of Taxes. Tenant shall pay to Landlord, as additional rent, Tenant’s Share of Taxes. Landlord may make a good faith estimate of Tenant’s Share of Taxes to be due by Tenant for any Tax Period or part thereof during the Term, and Tenant shall pay to Landlord, on the Rent Commencement Date and on the first (1st) day of each calendar month thereafter, an amount equal to such estimate for such Tax Period or part thereof divided by the number of months therein. Landlord may estimate and re-estimate Tenant’s Share of Taxes and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Share of Taxes shall be appropriately adjusted in accordance with the estimations so that, by the end of the Tax Period in question, Tenant shall have paid all of Tenant’s Share of Taxes as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Taxes are available for each Tax Period. If the total of such monthly remittances is greater than Tenant’s Share of Taxes actually due for such Tax Period, then, provided there is no Event of Default nor any event which, with the passage of time and/or the giving of notice would constitute an Event of Default, Tenant may credit the difference against the next installment of additional rent on account of Taxes due hereunder (it being understood and agreed that if Tenant cures all defaults before the expiration of applicable grace period(s), Tenant shall then be entitled to credit such difference), except that if such difference is determined after the end of the Term, Landlord shall refund such difference to Tenant within thirty (30) days after such determination to the extent that such difference exceeds any amounts then due from Tenant to Landlord. If the total of such remittances is less than Tenant’s Share of Taxes actually due for such Tax Period, Tenant shall pay the difference to Landlord, as additional rent hereunder, within ten (10) days of Tenant’s receipt of an invoice therefor. Landlord’s estimate for the next Tax Period shall be based upon the actual Taxes for the prior Tax Period plus a reasonable adjustment based upon estimated increases in Taxes. In the event that Payments in Lieu of Taxes (“PILOT”), instead of or in addition to Taxes, are separately assessed to certain portions of the Property, then, to the extent Tenant’s obligations under this Section 5.3 are not materially increased, Tenant agrees, except as otherwise expressly provided herein to the contrary, to pay to Landlord, as additional rent, such PILOT in the same manner as provided above for the payment of Taxes. The provisions of this Section 5.3(c) shall survive the expiration or earlier termination of this Lease.

(d) Tax Abatements.

(i) Landlord may at any time contest any valuation of the Property or any part thereof, or any tax rate, or the amount of any Taxes, by legal proceedings or in such other manner as it may deem suitable. If Landlord does not so institute such a contest on or before the date which is ten (10) days before the filing deadline for such a contest, then, provided that during such Tax Period Tenant leases at least 50% of the Building, Tenant shall have the right, at Tenant’s sole cost and expense, to contest any valuation of the Building or the Premises, or any tax rate, or the amount of any Taxes for such Tax Period, by legal proceedings or in such other reasonable manner as it may deem suitable. If Tenant elects to institute such a proceeding, Tenant shall conduct it in the name of Tenant, or, if legally required, in the name of Landlord. If any such proceeding which Tenant elects to institute must be prosecuted in the name of Landlord, Landlord shall permit Tenant to institute and prosecute it in the name of Landlord as provided above, but Landlord shall not settle any proceeding so instituted by Tenant without Tenant’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. If any such proceeding is instituted in the name of Tenant with respect to the last three Tax Periods of the Term, Tenant shall not settle such proceeding without Landlord’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed. If either party institutes such a proceeding, such party shall (A) prosecute it diligently and in good faith at all times, (B) periodically advise the non-contesting party as to the status thereof, and (C) not abandon the same without first offering to the non-contesting party the right to prosecute the same at its sole cost and expense, subject to the provisions set forth below (and in the event that the non-contesting party elects to continue such proceeding, the contesting party shall promptly assign and turn over to it the control of such proceeding, and thereafter the former contesting party shall have no further liability or responsibility in connection therewith). The non-contesting party (at no cost to the non-contesting party) shall cooperate with the contesting party to the extent reasonably necessary to enable the contesting party to institute and prosecute such proceeding including, without limitation, providing all information and documents reasonably requested by the contesting party, executing all documents necessary to accomplish the foregoing, and making such appearances as the contesting party may reasonably request. If Landlord or Tenant obtains a refund or abatement of Taxes, the parties shall first be entitled to receive reimbursement from any refund or abatement for all expenses, including reasonable attorney’s fees, incurred by it in connection with obtaining such refund or abatement.

(ii) Appropriate credit against Taxes or PILOT shall be given for any refund obtained by reason of a reduction in any Taxes by the assessors or the administrative, judicial or other governmental agency responsible therefor, or if such refund is obtained after the end of the Term, an appropriate amount shall be paid to Tenant.

(e) Part Years. If the Rent Commencement Date or the Expiration Date occurs in the middle of a Tax Period, Tenant shall be liable for only that portion of the Taxes, as the case may be, with respect to such Tax Period within the Term.

5.4 Late Payments.

(a) Any payment of Rent due hereunder not paid when due shall bear interest for each month or fraction thereof from the due date until paid in full at the annual rate of 3% over the prime rate as published in The Wall Street Journal, or its successor publication, or if none, then any other nationally published journal with a similar circulation, or at any applicable lesser maximum legally permissible rate for debts of this nature (the “Default Rate”).

(b) Additionally, if Tenant fails to make any payment to Landlord within five (5)

business days after the due date therefor, Landlord may charge Tenant a fee, which shall constitute liquidated damages, equal to One Thousand and NO/100 Dollars ($1,000.00) for each such late payment. Notwithstanding the foregoing, Landlord shall not charge such fee with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due.

(c) Money paid by Tenant to Landlord shall be applied to Tenant’s account in the following order: first, to any unpaid additional rent, including without limitation late charges, returned check charges, legal fees and/or court costs chargeable to Tenant hereunder; and then to unpaid Base Rent.

(d) The parties agree that the late charge referenced in Section 5.4(b) represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect.

5.5 No Offset; Independent Covenants; Waiver. Except as expressly provided herein, Rent shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction. EXCEPT AS EXPRESSLY PROVIDED HEREIN, TENANT WAIVES ALL RIGHTS (I) TO ANY ABATEMENT, SUSPENSION, DEFERMENT, REDUCTION OR DEDUCTION OF OR FROM RENT, AND (II) TO QUIT, TERMINATE OR SURRENDER THIS LEASE OR THE PREMISES OR ANY PART THEREOF EXCEPT AS A RESULT OF A CONSTRUCTIVE EVICTION. TENANT HEREBY ACKNOWLEDGES AND AGREES THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL BE SEPARATE AND INDEPENDENT COVENANTS AND AGREEMENTS, THAT RENT SHALL CONTINUE TO BE PAYABLE IN ALL EVENTS AND THAT THE OBLIGATIONS OF TENANT HEREUNDER SHALL CONTINUE UNAFFECTED, UNLESS THE REQUIREMENT TO PAY OR PERFORM THE SAME SHALL HAVE BEEN TERMINATED PURSUANT TO AN EXPRESS PROVISION OF THIS LEASE. LANDLORD AND TENANT EACH ACKNOWLEDGES AND AGREES THAT THE INDEPENDENT NATURE OF THE OBLIGATIONS OF TENANT HEREUNDER REPRESENTS FAIR, REASONABLE, AND ACCEPTED COMMERCIAL PRACTICE WITH RESPECT TO THE TYPE OF PROPERTY SUBJECT TO THIS LEASE, AND THAT THIS AGREEMENT IS THE PRODUCT OF FREE AND INFORMED NEGOTIATION DURING WHICH BOTH LANDLORD AND TENANT WERE REPRESENTED BY COUNSEL SKILLED IN NEGOTIATING AND DRAFTING COMMERCIAL LEASES IN MASSACHUSETTS, AND THAT THE ACKNOWLEDGEMENTS AND AGREEMENTS CONTAINED HEREIN ARE MADE WITH FULL KNOWLEDGE OF THE HOLDING IN WESSON V. LEONE ENTERPRISES, INC., 437 MASS. 708 (2002). SUCH ACKNOWLEDGEMENTS, AGREEMENTS AND WAIVERS BY TENANT ARE A MATERIAL INDUCEMENT TO LANDLORD ENTERING INTO THIS LEASE.

5.6 Survival. Any obligations under this Section 5 which shall not have been paid at the expiration or earlier termination of the Term shall survive such expiration or earlier termination and shall be paid when and as the amount of same shall be determined and be due.

6. WAIVER OF LANDLORD’S LIEN. Landlord hereby agrees to execute a waiver and agreement in substantially the form attached hereto as Exhibit 4 for the benefit of any national banking association or commercial lender of Tenant.

7. SECURITY DEPOSIT/ LETTER OF CREDIT

7.1 Amount. Contemporaneously with the execution of this Lease, Tenant shall deliver either (i) cash in the amount specified in the Lease Summary Sheet (the “Cash Security Deposit”), which shall be held by Landlord in accordance with Section 7.5 below, or (ii) an irrevocable letter of credit to Landlord which shall (a) be in the amount specified in the Lease Summary Sheet and otherwise in the form attached hereto as Exhibit 7; (b) issued by Silicon Valley Bank or other bank reasonably acceptable to Landlord; and (c) be for a term of one (1) year, subject to extension in accordance with the terms hereof (the “Letter of Credit”). The Letter of Credit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease by the Tenant to be kept and performed during the Term. In no event shall the Letter of Credit be deemed to be a prepayment of Rent nor shall it be considered a measure of liquidated damages. Unless the Letter of Credit is automatically renewing, at least thirty (30) days prior to the maturity date of the Letter of Credit (or any replacement Letter of Credit), Tenant shall deliver to Landlord a replacement Letter of Credit which shall have a maturity date no earlier than the next anniversary of the Term Commencement Date or one (1) year from its date of delivery to Landlord, whichever is later.

7.2 Application of Proceeds of Letter of Credit. Upon an Event of Default, or if any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors (and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days) or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, Landlord at its sole option may draw down all or a part of the Letter of Credit. The balance of any Letter of Credit cash proceeds shall be held in accordance with Section 7.5 below. Should the entire Letter of Credit, or any portion thereof, be drawn down by Landlord, Tenant shall, within ten (10) days after the written demand of Landlord, deliver a replacement Letter of Credit in an amount equal to the amount drawn less the amount held by Landlord in accordance with the previous sentence. The application of all or any part of the cash proceeds of the Letter of Credit to any damages incurred as a result of an Event of Default shall not deprive Landlord of any other rights or remedies Landlord may have nor shall such application by Landlord constitute a waiver by Landlord of such Event of Default.

7.3 Transfer of Letter of Credit. In the event that Landlord transfers its interest in the Premises, Tenant shall upon notice from and at no cost to Landlord, deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit naming Landlord’s successor as the beneficiary thereof. If Tenant fails to deliver such amendment or replacement within ten (10) days after written notice from Landlord, Landlord shall have the right to draw down the entire amount of the Letter of Credit and hold the proceeds thereof in accordance with Section 7.5 below.

7.4 Credit of Issuer of Letter of Credit. In event of a material adverse change in the financial position of any bank or institution which has issued the Letter of Credit or any replacement Letter of Credit hereunder, Landlord reserves the right to require that Tenant change the issuing bank or institution to another bank or institution reasonably approved by Landlord. Tenant shall, within ten (10) days after receipt of written notice from Landlord, which notice shall include the basis for Landlord’s reasonable belief that there has been a material adverse change in the financial position of the issuer of the Letter of Credit, replace the then-outstanding letter of credit with a like Letter of Credit from another bank or institution reasonably approved by Landlord.

7.5 Security Deposit/Cash Proceeds of Letter of Credit. Landlord shall hold the Cash Security Deposit and/or the balance of proceeds remaining after a draw on the Letter of Credit (each hereinafter referred to as the “Security Deposit”) as security for Tenant’s performance of all its Lease obligations. After an Event of Default, Landlord may apply the Security Deposit, or any part thereof, to Landlord’s damages recoverable hereunder without prejudice to any other Landlord remedy. Landlord has no obligation to pay interest on the Security Deposit and may co-mingle the Security Deposit with Landlord’s funds. If Landlord conveys its interest under this Lease, the Security Deposit, or any part not applied previously, shall be turned over to the grantee, in which case Tenant shall look solely to the grantee for the proper application and return of the Security Deposit.

7.6 Return of Security Deposit or Letter of Credit. The Security Deposit and/or Letter of Credit or the remaining proceeds therefrom, as applicable, shall be returned to Tenant within ninety (90) days after the end of the Term, less any portion thereof which may have been utilized by Landlord to cure any Event of Default or applied to any actual damage suffered by Landlord recoverable hereunder.

8. INTENTIONALLY OMITTED

9. UTILITIES, HVAC; WASTE

9.1 Electricity. If the Premises are not separately metered, Tenant shall pay to Landlord (or at Landlord’s election, directly to the applicable provider) as Additional Rent an amount equal to the cost of electricity consumed in or furnished to the Premises and any equipment exclusively serving the Premises as reasonable estimated by Landlord. If the Premises are separately metered, Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the metering equipment measuring electricity furnished to the Premises and any equipment exclusively serving the Premises. Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.2 Water. If the Premises are not separately metered, Tenant shall pay to Landlord (or at Landlord’s election, directly to the applicable provider) as Additional Rent an amount equal to the cost of water consumed in or furnished to the Premises and any equipment exclusively serving the Premises as reasonable estimated by Landlord. If the Premises are separately metered, Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the water meter equipment. Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.3 Gas. If the Premises are not separately metered, Tenant shall pay to Landlord (or at Landlord’s election, directly to the applicable provider) as Additional Rent an amount equal to the cost of gas consumed in or furnished to the Premises and any equipment exclusively serving the Premises as reasonable estimated by Landlord. If the Premises are separately metered, Tenant, at Tenant’s expense, shall maintain and keep in good repair and condition the gas meter equipment. Tenant shall pay the full amount of any charges attributable to such meter(s) on or before the due date therefor directly to the supplier thereof.

9.4 Other Utilities. Tenant shall obtain and pay, as and when due, for all other utilities and services consumed in and/or furnished to the Premises, together with all taxes, penalties, surcharges and maintenance charges pertaining thereto.

9.5 Interruption or Curtailment of Utilities.

(a) When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which are permitted or required to be made hereunder, Landlord reserves the right, upon as much prior notice to Tenant as is practicable under the circumstances and no less than forty-eight (48) hours’ notice except in the event of an emergency, to interrupt, curtail, or stop (i) the furnishing of hot and/or cold water, and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but, subject to Section 9.5(b) below, there shall be no diminution or abatement of Rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

(b) Notwithstanding anything to the contrary in this Lease contained, if the Premises or a portion thereof are substantially untenantable such that, for the duration of the Interruption Cure Period (hereinafter defined), the continued operation in the ordinary course of Tenant’s business in any portion of the Premises is materially and adversely affected, and if Tenant ceases to use the affected portion of the Premises (the “Affected Portion”) during the period of untenantability then, provided that

Tenant ceases to use the Affected Portion during the entirety of the Landlord Service Interruption Cure Period and that such untenantability and Landlord’s inability to cure such condition is not caused by the fault or neglect of any of the Tenant Parties, Base Rent, Operating Costs and Taxes shall thereafter be abated in proportion to such untenantability until the day such condition is completely corrected. For purposes hereof, the “Interruption Cure Period” shall be defined as seven (7) consecutive business days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Affected Portion. The provisions of this Section 9.5(b) shall not apply in the event of untenantability caused by fire or other casualty, or Taking (hereinafter defined), which shall be governed by Section 15 below, or in the event of untenantability caused by causes beyond Landlord’s control or if Landlord is unable to cure such condition as the result of causes beyond Landlord’s control (it being understood and agreed that the environmental condition of property owned by Landlord shall not be a condition beyond the reasonable control of Landlord, unless the environmental condition in question was caused directly or indirectly by the acts or wrongful omissions of any of the Tenant Parties).

9.6 Trash Removal.

(a) Throughout the Term, Tenant shall, at its sole cost and expense, keep any garbage, trash, rubbish and refuse (collectively, “Trash”) in so-called “dumpsters” or other vermin-proof containers until removed. Tenant shall arrange for the removal of Trash from the Premises.

(b) Tenant shall be responsible, at its sole cost and expense, for Hazardous Material and other biohazard disposal services for the Premises. Such services shall be performed by contractors reasonably acceptable to Landlord and on a sufficient basis to ensure that the Premises are at all times kept neat, clean and free of Hazardous Materials and biohazards except in appropriate, specially marked containers reasonably approved by Landlord.

10. MAINTENANCE AND REPAIRS

10.1 Maintenance and Repairs by Tenant. Except as otherwise provided in Section 15, Tenant shall keep all and singular the Premises (including without limitation the equipment installed by Landlord) neat and clean and free of insects, rodents, vermin and other pests and, subject to Section 9.6 above, Trash, and in such good repair, order and condition as the same are in on the Rent Commencement Date or in such better condition as the Premises may be put in during the Term, reasonable wear and tear and damage by Casualty excepted. Subject to Section 3.3 above, Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the proper maintenance of all building systems, sanitary, electrical, heating, air conditioning, plumbing, security or other systems and of all equipment and appliances installed and/or operated by Tenant and/or exclusively serving the Premises.

10.2 Maintenance and Repairs by Landlord. Except as otherwise provided in Section 15, Landlord shall keep and maintain the roof leak-free and the Building structure, structural floor slabs, columns and other structural elements in good repair, order and condition. In addition, Landlord shall operate and maintain the Common Areas in substantially the same manner as other first-class combination office and laboratory facilities in the East Cambridge area.

10.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the Premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the Premises.

10.4 Floor Load–Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by Legal Requirements. If any safes, heavy machinery, heavy equipment, freight, bulky matter or fixtures (collectively, “Heavy Equipment”) shall require special handling, Tenant agrees to employ only persons holding a Master Rigger’s License to do said work, and that all work in connection therewith shall comply with Legal Requirements. Any such moving shall be at the sole risk and hazard of Tenant. Proper placement of all Heavy Equipment in the Premises shall be Tenant’s responsibility.

11. ALTERATIONS AND IMPROVEMENTS BY TENANT

11.1 Landlord’s Consent Required. Tenant shall not make any alterations, installations (other than the installation of moveable furnishings, equipment and other personal property of Tenant), removals, additions or improvements (including, without limitation, Tenant’s Work) (collectively, “Alterations”) in or to the Premises without Landlord’s prior written approval of the contractor(s), written plans and specifications therefor. Tenant shall not make any material amendments or additions to plans and specifications approved by Landlord without Landlord’s prior written consent. Landlord’s approval of non-structural Alterations shall not be unreasonably withheld, conditioned or delayed provided they comply with the provisions of this Lease, including without limitation Section 4.2 above. Notwithstanding the foregoing, Landlord may withhold its consent in its sole discretion (a) to any Alteration which, in Landlord’s reasonable judgment, adversely affects any of the Building systems and/or their function, (b) with respect to matters of aesthetics affecting the exterior of the Building, and (c) to any Alteration affecting the Building structure. Tenant shall be responsible for all elements of the design of Tenant’s plans (including, without limitation, compliance with Legal Requirements, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of Tenant’s furniture, appliances and equipment), and Landlord’s approval of Tenant’s plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials (whether building standard or non-building standard), appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant. Except as otherwise expressly set forth herein, all Alterations shall be done at Tenant’s sole cost and expense. If Tenant shall make any Alterations which, in Landlord’s reasonable but sole discretion, would render the Premises less marketable than the same would be without such Alterations, then Landlord may elect, at the time of its approval of the plans therefor, to require Tenant at the expiration or sooner termination of the Term to restore the Premises to substantially the same condition as existed immediately prior to the Alterations. Notwithstanding anything to the contrary contained herein, Landlord shall not require the removal of traditional biology wet-lab Alterations. Tenant shall provide Landlord with reproducible record drawings of all Alterations within sixty (60) days after completion thereof.

11.2 After-Hours. Landlord and Tenant recognize that, to the extent Tenant elects to perform some or all of the Alterations during times other than normal construction hours (i.e., Monday-Friday, 7:00 a.m. to 3:00 p.m., excluding holidays), Landlord will need to make arrangements to have supervisory personnel on site. Accordingly, Landlord and Tenant agree as follows: Tenant shall give Landlord at least two (2) business days’ prior written notice of any time outside of normal construction hours when Tenant intends to perform portions of any Alterations (the “After-Hours Work”); and Tenant shall reimburse Landlord, within ten (10) days after demand therefor, for the cost of Landlord’s supervisory personnel overseeing the After-Hours Work. In addition, if construction during normal construction hours unreasonably disturbs other tenants of the Building or the Property, in Landlord’s sole discretion, Landlord may require Tenant to stop the performance of Alterations during normal construction hours and to perform the same after hours.

11.3 Harmonious Relations. Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building, the Property or any part thereof. In the event of any such difficulty, upon Landlord’s request, Tenant shall cause all contractors, mechanics or laborers causing such difficulty to leave the Property immediately.

11.4 Liens. No Alterations shall be undertaken by Tenant until (i) all contractors for such Alteration have agreed to provide written Lien Waivers (partial and full) for work for which they’ve been paid; and (ii) with respect to any Alteration (other than Tenant’s Work) costing more than Fifty Thousand Dollars ($50,000) in any one instance, Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors. Any mechanic’s lien filed against the Premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days after notice to Tenant thereof, at Tenant’s expense by filing the bond required by law or otherwise.

11.5 Alterations Affecting the Roof. With respect to any Alteration to or affecting the roof of the Building (“Roof Work”), Tenant shall use a roof contractor approved by Landlord in Landlord’s sole discretion. If any Roof Work invalidates the roof warranty, Tenant shall reimburse Landlord within thirty (30) days after demand for the costs of any repair that would have been covered by such warranty. Tenant shall indemnify and hold Landlord harmless from and against any Claims arising from the performance of the Roof Work or resulting from the invalidation of the roof warranty.

11.6 General Requirements. Unless Landlord and Tenant otherwise agree in writing, Tenant shall (a) procure or cause others to procure on its behalf all necessary permits before undertaking any Alterations in the Premises; and (b) perform all of such Alterations in a good and workmanlike manner, employing materials of good quality and in compliance with Landlord’s construction rules and regulations applicable to Landlord’s commercial properties generally, all insurance requirements of this Lease, and Legal Requirements. Tenant shall cause contractors employed by Tenant to (i) carry Worker’s Compensation Insurance in accordance with statutory requirements, (ii) carry Automobile Liability Insurance and Commercial General Liability Insurance (A) naming Landlord as an additional insured, and (B) covering such contractors on or about the Premises in such reasonable amounts as Landlord shall require, and (iii) submit binders evidencing such coverage to Landlord prior to the commencement of any such Alterations.

12. SIGNAGE

12.1 Restrictions. Subject to Section 12.2 below, Tenant shall not place or suffer to be placed or maintained on the exterior of the Premises, any sign, banner, advertising matter or any other thing of any kind (including, without limitation, any hand-lettered advertising), and shall not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the Premises without first obtaining Landlord’s written approval. No signs may be put on or in any window or elsewhere if visible from the exterior of the Building.

12.2 Provided that and for so long as Tenant leases at least 60% of the Building, Tenant shall have the right to erect and maintain one (1) sign on the exterior of the Building (the “Exterior Signage”), provided (i) the Exterior Signage complies with all Legal Requirements (and Tenant shall have obtained and provided Landlord with copies of any necessary permits prior to erecting the Exterior Signage), (ii) the location of the Exterior Signage shall be subject to Landlord’s reasonable approval, (iii) the size, dimensions, materials, design, lighting and method of installation of the Exterior Signage, and any requested changes thereto, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iv) Tenant shall at all times maintain the Exterior Signage in good order, condition and repair and shall remove the Exterior Signage at the expiration or earlier termination of the term hereof or upon Landlord’s written demand after the failure of Tenant to comply with the provisions of this Section 12.2, and shall repair any damage to the Building caused by the Exterior Signage or the installation or removal thereof. Tenant shall have the right, from time to time throughout the term of this Lease, to replace its signage (if any) with signage which is equivalent to the signage being replaced, subject to all of the terms and conditions of this Section 12.2.

13. ASSIGNMENT, MORTGAGING AND SUBLETTING

13.1 Landlord’s Consent Required. Except as expressly otherwise set forth herein, Tenant shall not, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, assign, sublet, mortgage, license, transfer or encumber this Lease or the Premises in whole or in part, or permit the occupancy of all or any portion of the Premises by any person or entity other than Tenant’s employees (each of the foregoing, a “Transfer”). Any purported Transfer made without

Landlord’s consent, if required hereunder, shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease. In the event of any Transfer in violation of this Section 13, Landlord shall have the right to terminate this Lease upon thirty (30) days’ written notice to Tenant given within sixty (60) days after receipt of written notice from Tenant to Landlord of any Transfer, or within one (1) year after Landlord first learns of the Transfer if no notice is given. No Transfer shall relieve Tenant of its primary obligation as party-Tenant hereunder, nor shall it reduce or increase Landlord’s obligations under this Lease. Notwithstanding anything to the contrary set forth herein, (a) the initial public offering of Tenant’s stock on a nationally recognized stock exchange in the United States of America shall not be deemed a Transfer, and (b) during such time as Tenant is a publicly traded company on a nationally recognized stock exchange in the United States of America, no sale of Tenant’s stock shall be deemed a Transfer.

13.2 Landlord’s Recapture Right

(a) Without limiting the foregoing, except for Transfers to Affiliated Entities or Successors, Tenant shall, prior to offering or advertising an assignment of the Lease or a sublease, license or other occupancy agreement with respect to fifty percent (50%) or more of the Premises for the balance of the then-current Term, give a written notice (the “Recapture Notice”) to Landlord which: (i) states that Tenant desires to make a Transfer, (ii) identifies the affected portion of the Premises, which must be marketable (the “Recapture Premises”), and the earliest proposed effective date of the Transfer (which date shall be no less than twenty (20) business days after the date of the Recapture Notice), and (iii) offers to Landlord to terminate this Lease with respect to the Recapture Premises as of such proposed effective date. Landlord shall have fifteen (15) business days within which to respond to an offer contained in the Recapture Notice, time being of the essence. If Landlord accepts such offer, this Lease shall terminate as to the Recapture Premises on said proposed effective date with the same effect as to the Recapture Premises as if said proposed effective date were the date specified herein for the expiration of the Term, and Landlord and Tenant shall execute an amendment to this Lease reflecting the foregoing.

(b) If Tenant does not enter into a Transfer with respect to the Recapture Premises on or before the date which is one hundred eighty (180) days after the earlier of: (x) the expiration of the 15-business day period specified in Section 13.2(a) above, or (y) the date that Landlord notifies Tenant that Landlord will not accept Tenant’s offer contained in the Recapture Notice, time being of the essence, then prior to entering into any Transfer after such 180-day period, Tenant must deliver to Landlord a new Recapture Notice in accordance with Section 13.2(a) above

(c) Notwithstanding anything to the contrary contained herein, if Landlord notifies Tenant that it accepts the offer contained in the Recapture Notice or any subsequent Recapture Notice, Tenant shall have the right, for a period of fifteen (15) days following receipt of such notice from Landlord, time being of the essence, to notify Landlord in writing that it wishes to withdraw such offer and this Lease shall continue in full force and effect. If not withdrawn, then Landlord shall, at its sole cost and expense, demise the Recapture Premises from the Premises in accordance with Legal Requirements.

13.3 Standard of Consent to Transfer. If Landlord does not timely give written notice to Tenant accepting a Recapture Offer or declines to accept the same, or Tenant is not obligated to give a Recapture Offer then Landlord agrees that, subject to the provisions of this Section 13, Landlord shall not unreasonably withhold, condition or delay its consent to a Transfer to an entity which will use the Premises for the Permitted Uses and, in Landlord’s reasonable opinion: (a) has the financial wherewithal to meet the obligations of such Transferee under the Transfer document(s), taking into account Tenant’s continuing liability hereunder; and (b) does not have a business reputation incompatible with the operation of a first-class combination office and laboratory building. Landlord agrees to respond to any request for consent to a Transfer within ten (10) business days after receipt of all information required hereunder.

13.4 Listing Confers no Rights. The listing of any name other than that of Tenant, whether on the doors of the Premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the Premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

13.5 Profits In Connection with Transfers. Tenant shall, within thirty (30) days of receipt thereof, pay to Landlord fifty percent (50%) of any rent, sum or other consideration to be paid or given in connection with any Transfer (other than a Transfer to a Successor), either initially or over time, after deducting reasonable, actual out-of-pocket legal, brokerage and tenant improvement expenses incurred by Tenant in connection therewith, free rent, and unamortized improvements (including without limitation Tenant’s Work) paid for by Tenant in excess of Rent hereunder as if such amount were originally called for by the terms of this Lease as additional rent.

13.6 Prohibited Transfers. Notwithstanding any contrary provision of this Lease, Tenant shall have no right to make a Transfer unless on both (i) the date on which Tenant notifies Landlord of its intention to enter into a Transfer and (ii) the date on which such Transfer is to take effect, Tenant is not in default of any of its obligations under this Lease (it being understood and agreed that if Tenant cures all defaults prior to the expiration of applicable grace period(s), Tenant shall then be entitled to make a Transfer in accordance with this Section 13). Notwithstanding anything to the contrary contained herein, Tenant agrees that in no event shall Tenant make a Transfer to any government agency.

13.7 Exceptions to Requirement for Consent. Notwithstanding anything to the contrary herein contained, Tenant shall have the right, without obtaining Landlord’s consent and without giving Landlord a Recapture Notice, to make a Transfer to (a) an Affiliated Entity (hereinafter defined) so long as such entity remains in such relationship to Tenant, and (b) a Successor, provided that prior to or simultaneously with any such Transfer, such Affiliated Entity or, within ten (10) business days after such Transfer, such Successor, as the case may be, executes and delivers to Landlord an assignment and assumption agreement in form and substance reasonably acceptable to Landlord whereby such Affiliated Entity or Successor, as the case may be, shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby such Affiliated Entity or Successor, as the case may be, shall expressly agree that the provisions of this Section 13 shall, notwithstanding such Transfer, continue to be binding upon it with respect to all future Transfers. For the purposes hereof, an “Affiliated Entity” shall be defined as any entity which is controlled by, is under common control with, or which controls Tenant, provided that immediately after such Transfer such entity and Tenant shall have a combined net worth at least equal to Tenant immediately prior to such Transfer. For the purposes hereof, a “Successor” shall be defined as any entity into or with which Tenant is merged or with which Tenant is consolidated or which acquires all or substantially all of Tenant’s stock or assets, provided that immediately after such Transfer the surviving entity shall have a tangible net worth at least equal to Tenant immediately prior to such Transfer.

14. INSURANCE; INDEMNIFICATION; EXCULPATION

14.1 Tenant’s Insurance.

(a) Tenant shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Tenant remains in occupancy of the Premises) commercial general liability insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Tenant Parties shall first enter the Premises, of not less than Three Million Dollars ($3,000,000), and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord, provided that Landlord shall not require such increases more than once every five (5) years. Tenant shall also carry umbrella liability coverage in an amount of no less than Five Million Dollars ($5,000,000). Such policy shall also include contractual liability coverage covering Tenant’s liability assumed under this Lease, including without limitation Tenant’s indemnification obligations. Such insurance policy(ies) shall name Landlord, Landlord’s managing agent and persons claiming by, through or under them, if any, as additional insureds.

(b) Tenant shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called “all risk” coverage insurance in an amount equal to one hundred percent (100%) of the replacement cost insuring (i) all items or components of Tenant’s Work and Alterations (collectively, the “Tenant-Insured Improvements”), and (ii) Tenant’s furniture, equipment, fixtures and property of every kind, nature and description related or arising out of Tenant’s leasehold estate hereunder, which may be in or upon the Premises or the Building (collectively, “Tenant’s Property”).

(c) Tenant shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Tenant’s business losses during such 12-month period.

(d) The insurance required pursuant to Sections 14.1(a), (b), and (c) (collectively, “Tenant’s Insurance Policies”) shall be effected with insurers approved by Landlord, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Tenant’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. On or before the date on which any of the Tenant Parties shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Tenant shall deliver to Landlord binders of Tenant’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof together with evidence satisfactory to Landlord of the payment of all premiums for such policies. In the event of any claim, and upon Landlord’s request, Tenant shall deliver to Landlord complete copies of Tenant’s Insurance Policies. Upon request of Landlord, Tenant shall deliver to any Mortgagee copies of the foregoing documents.

14.2 Indemnification. Except to the extent caused by the negligence or willful misconduct of any of the Landlord Parties, Tenant shall defend, indemnify and save Landlord and Landlord’s agents, contractors and employees (collectively with Landlord, the “Landlord Parties”) harmless from and against any and all claims, damages, losses, penalties, costs, expenses and fees (including without limitation reasonable legal fees) (collectively, “Claims”) asserted by or on behalf of any person, firm, corporation or public authority arising during the Term or such period of time thereafter that Tenant or anyone claiming by, through or under Tenant shall be in possession of any portion of the Premises, or during the period of time, if any, prior to the Term Commencement Date that any of the Tenant Parties may have been given access to the Premises, for:

(a) any bodily injury or death of any person, or loss of or damage to property arising out of or resulting from Tenant’s breach of any covenant or obligation under this Lease;

(b) Any bodily injury or death of any person, or loss of or damage to property, sustained or occurring in, the Premises;

(c) Any bodily injury or death of any person, or loss of or damage to property arising out of the use or occupancy of the Premises by or the negligence or willful misconduct of any of the Tenant Parties;

(d) Monies due on account of any work done (other than by Landlord or any of the Landlord parties) at the Premises; and

(e) any bodily injury or death of any person, or loss of or damage to property, resulting directly or indirectly from the moving of Heavy Equipment as described in Section 10.4.

14.3 Property of Tenant. Tenant covenants and agrees that, to the maximum extent permitted by Legal Requirements, all of Tenant’s Property at the Premises shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever, no part of said damage or loss shall be charged to, or borne by, Landlord, except, subject to Section 14.5 hereof, to the extent such damage or loss is due to the negligence or willful misconduct of any of the Landlord Parties.

14.4 Limitation of Landlord’s Liability for Damage or Injury. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Landlord Parties, and then, where notice and an opportunity to cure are appropriate (i.e., where Tenant has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Landlord to prevent such damage or loss had Tenant notified Landlord of such condition) only after (i) notice to Landlord of the condition claimed to constitute negligence or willful misconduct, and (ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent and practical temporary measures and safeguards to prevent or minimize (to the extent practicable) the risk of any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Landlord Parties be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Landlord Parties be liable for any such damage caused by other persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Landlord Parties be liable for any latent defect in the Premises or in the Building.

14.5 Waiver of Subrogation; Mutual Release. Notwithstanding any provision of the Lease to the contrary, Landlord and Tenant each hereby waives on behalf of itself and its property insurers (none of which shall ever be assigned any such claim or be entitled thereto due to subrogation or otherwise) any and all rights of recovery, claim, action, or cause of action, and agrees to make no claim, against the other and its agents, officers, servants, partners, shareholders, or employees (collectively, the “Related Parties”) for any loss or damage (other than rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by Tenant, but including rights of recovery, claims, actions, and causes of action relating to damage to the roof of the Building caused by any Casualty (hereinafter defined)) that may occur to or within the Premises or the Building or any improvements thereto, or any personal property of such party therein which is insured against under any property insurance policy actually being maintained by the waiving party from time to time, even if not required hereunder, or which would be insured against under the terms of any insurance policy required, without regard to self-insurance, to be carried or maintained by the waiving party hereunder, whether or not such insurance coverage is actually being maintained, including, in every instance such loss or damage that may be caused by the negligence of the other party hereto and/or its Related Parties. Landlord and Tenant each agrees to cause appropriate clauses to be included in its property insurance policies necessary to implement the foregoing provisions.

14.6 Tenant’s Acts–Effect on Insurance. Tenant shall not do or permit any Tenant Party to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Tenant shall reimburse Landlord upon demand for that part of any insurance premiums which shall have been charged because of such failure by Tenant, together with interest at the Default Rate until paid in full, within ten (10) days after receipt of an invoice therefor. If Tenant’s particular use or occupancy of the Premises shall cause an increase in the insurance rates on the Building or on property located therein over that applicable when Tenant first took occupancy of the Premises hereunder, Tenant shall pay such increase to Landlord within ten (10) days after demand therefor.

14.7 Landlord’s Insurance. Landlord shall take out and maintain in force throughout the term hereof, in a company or companies authorized to do business in the Commonwealth of Massachusetts: (a) property insurance on the Building (exclusive of Tenant’s Property and the Tenant-Insured Improvements) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering fire, vandalism, malicious mischief, extended coverage and so-called “all risk”; and (b) commercial general liability insurance against claims of bodily injury, personal injury and property damage arising out of Landlord’s operation of the Property, in such amount as a prudent owner of similar property would carry or as otherwise required by any Mortgagee. The foregoing insurance may be maintained in the form of a blanket policy covering the Property as well as other properties owned by Landlord. Notwithstanding the foregoing provisions of this Section 14.7, the original Landlord named hereunder (and its affiliates) shall have the right, at any time during the term hereof, to self-insure all or any portion of the coverages required by this Section 14.7.

15. CASUALTY; TAKING

15.1 Damage. If the Premises are damaged in whole or part because of fire or other casualty (“Casualty”), or if the Premises are subject to a taking in connection with the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof (any of the foregoing, a “Taking”), then unless this Lease is terminated in accordance with Section 15.2 below, Landlord shall restore the Building and/or the Premises to substantially the same condition as existed immediately following completion of Landlord’s Work, or in the event of a partial Taking which affects the Building and the Premises, restore the remainder of the Building and the Premises not so Taken to substantially the same condition as is reasonably feasible. Subject to rights of Mortgagees, Tenant Delays, Legal Requirements then in existence and to delays for adjustment of insurance proceeds or Taking awards, as the case may be, and instances of Force Majeure, and subject to the termination rights of the parties set forth in this Section 15, Landlord shall exercise commercially reasonable efforts to substantially complete such restoration as promptly as practicable. Upon substantial completion of such restoration by Landlord, Tenant shall (a) use diligent efforts to complete restoration of the Premises to substantially the same condition as existed immediately prior to such Casualty or Taking, as the case may be, as soon as reasonably possible, or (b) with Landlord’s approval with respect to any Casualty or Taking occurring during the last thirty (30) months of the Term, assign to Landlord all of Tenant’s right, title and interest in and to any and all insurance proceeds relating to such Casualty of Taking, as the case may be. Tenant agrees to cooperate with Landlord in such manner as Landlord may reasonably request to assist Landlord in collecting insurance proceeds due in connection with any Casualty which affects the Premises or the Building. In no event shall Landlord be required to expend more than the Net (hereinafter defined) insurance proceeds Landlord receives for damage to the Premises and/or the Building or the Net Taking award attributable to the Premises and/or the Building. “Net” means the insurance proceeds or Taking award actually paid to Landlord (and not paid over to a Mortgagee) less all costs and expenses, including adjusters and attorney’s fees, of obtaining the same. Tenant shall pay to Landlord Tenant’s Share of any deductible under any property insurance policy maintained by Landlord. Except as Landlord may elect pursuant to this Section 15.1, under no circumstances shall Landlord be required to repair any damage to, or make any repairs to or replacements of, any Tenant-Insured Improvements. Landlord and Tenant shall work cooperatively in good faith to mutually determine how the restoration responsibilities of Landlord and Tenant under this Section 15.1 might be performed so as to restore the Premises as quickly as possible.

15.2 Termination Rights.

(a) Landlord’s Termination Rights. Landlord may terminate this Lease upon thirty (30) days’ prior written notice to Tenant if:

(i) more than thirty-five percent (35%) of the Building or any material means of access thereto is taken; or

(ii) more than thirty-five percent (35%) of the Building is damaged by Casualty.

(b) Tenant’s Termination Right. If Landlord is so required but fails (subject to the conditions set forth in Section 15.1 above) to substantially complete its restoration obligations with respect to the Premises within (i) ten (10) months after the date of the Casualty or Taking, as the case may be, with respect to substantial reconstruction of at least fifty percent (50%) of the Building, or (ii) one hundred fifty (150) days after the date of the Casualty or Taking, as the case may be, in the case of restoration of less than fifty percent (50%) of the Building, then Tenant may terminate this Lease upon thirty (30) days’ written notice to Landlord; provided, however, that if Landlord completes such restoration within thirty (30) days after receipt of any such termination notice, such termination notice shall be null and void and this Lease shall continue in full force and effect. The remedies set forth in this Section 15.2(b) and in Section 15.2(c) below are Tenant’s sole and exclusive rights and remedies based upon Landlord’s failure to complete the restoration of the Premises as set forth herein.

(c) Either Party May Terminate.

(i) In the case of any Casualty or Taking affecting the Premises and occurring during the last twelve (12) months of the Term, then (A) if such Casualty or Taking results in more than twenty-five percent (25%) of the floor area of the Premises being unsuitable for the Permitted Uses, or (B) the damage to the Premises is estimated to cost more than $250,000 to restore, then either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other.

(ii) Either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other if the estimated time for Landlord to substantially complete its restoration obligations exceeds ten (10) months from the date on which the Casualty or Taking occurs.

(iii) Either Landlord or Tenant shall have the option to terminate this Lease upon thirty (30) days’ written notice to the other if Landlord’s estimated insurance proceeds will be inadequate to cover the cost of Landlord’s restoration obligations and Landlord is unwilling or unable to fund the shortfall.

(d) Automatic Termination. In the case of a Taking of the entire Premises, then this Lease shall automatically terminate as of the date of possession by the Taking authority.

(e) If this Lease shall be terminated by Tenant pursuant to this Section 15.2, then Tenant shall assign to Landlord all of its right, title and interest in and to the insurance proceeds for the Tenant-Insured Improvements.

15.3 Taking for Temporary Use. If the Premises are Taken for temporary use, this Lease and Tenant’s obligations, including without limitation the payment of Rent, shall continue. For purposes hereof, a “Taking for temporary use” shall mean a Taking of ninety (90) days or less.

15.4 Disposition of Awards. Except for (i) so much of the award for a Taking for temporary use as is attributable to the Term, which shall belong to Tenant, and (ii) any separate award for Tenant’s movable trade fixtures, relocation expenses, and unamortized leasehold improvements paid for by Tenant (provided that such separate award may not reduce Landlord’s award), all Taking awards to Landlord or

Tenant shall be Landlord’s property without Tenant’s participation, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant may pursue its own claim against the Taking authority.

16. ESTOPPEL CERTIFICATE. Tenant shall at any time and from time to time upon not less than ten (10) days’ prior notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which Rent has been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default, and such other facts, to the best of Tenant’s knowledge, as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of any interest of Landlord therein, any Mortgagee or prospective Mortgagee thereof, any master or ground lessor or prospective master or ground lessor thereof, any master or ground lessee or prospective master or ground lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence with respect to any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sales and the like. If Tenant shall fail to execute and deliver to Landlord any such statement within such ten-day period, Landlord shall have the right to charge Tenant a fee equal to $100 per day until executed and delivered, and Tenant shall pay such fee, as additional rent, within thirty (30) days after demand therefor.

17. HAZARDOUS MATERIALS

17.1 Prohibition. Tenant shall not, without the prior written consent of Landlord, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building or the Property (i) any inflammable, combustible or explosive fluid, solid, gas, material, chemical or substance (except for standard office supplies stored in ordinary amounts in proper containers); and (ii) any Hazardous Material (hereinafter defined), other than the types and quantities of Hazardous Materials which are listed on Exhibit 6 attached hereto (“Tenant’s Hazardous Materials”), provided that Tenant’s Hazardous Materials shall only and at all times be brought upon, kept or used in so-called ‘control rooms’ and in accordance with all applicable Environmental Laws (hereinafter defined) and prudent environmental practice and (with respect to biomedical materials, medical waste and so-called “biohazard” materials) good medical practice. Tenant shall be responsible for assuring that all laboratory uses are adequately and properly vented. On or before each anniversary of the Rent Commencement Date, and on any earlier date during the 12-month period on which Tenant intends to add a new Hazardous Material or materially increase the quantity of any Hazardous Material to the list of Tenant’s Hazardous Materials, Tenant shall submit to Landlord an updated list of Tenant’s Hazardous Materials for Landlord’s review and approval, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall have the right, from time to time, to inspect the Premises for compliance with the terms of this Section 17.1. Notwithstanding the foregoing, with respect to any of Tenant’s Hazardous Materials which Tenant does not properly manage, handle, store or dispose of in compliance with all applicable Environmental Laws (hereinafter defined), prudent environmental practice and (with respect to medical waste and so called “biohazard materials”) good medical practice, Tenant shall, upon written notice from Landlord, no longer have the right to bring such material into the Building or the Property until Tenant has demonstrated, to Landlord’s reasonable satisfaction, that Tenant has implemented programs to thereafter properly manage, handle, store or dispose of such material.

17.2 Environmental Laws. For purposes hereof, “Environmental Laws” shall mean all laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction regulating any release or discharge by any of the Tenant Parties into the air, surface water, sewers, soil or groundwater of any Hazardous Material (hereinafter defined) whether within or outside the Premises, including, without limitation (a) the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., (b) the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et

seq., (c) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., (d) the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2601 et seq., (e) Chapter 21E of the General Laws of Massachusetts and (f) the Atomic Energy Act of 1954, 42 USC Section 2011 et al. Tenant, at its sole cost and expense, shall comply with (i) all Environmental Laws, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge and any insurer of the Building or the Premises with respect to Tenant’s use, storage and disposal of any Hazardous Materials.

17.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means asbestos, oil or any hazardous, radioactive or toxic substance, material or waste or petroleum derivative which is or becomes regulated by any Environmental Law. The term “Hazardous Material” includes, without limitation, oil and/or any material or substance which is designated as a “hazardous substance,” “hazardous waste”, “hazardous material,” toxic substance or words of similar effect under any Environmental Law.

17.4 Testing. If any Mortgagee or governmental authority requires testing to determine whether there has been any release of Hazardous Materials for which any of the Tenant Parties is responsible at or affecting the Property, then Tenant shall reimburse Landlord upon demand, as additional rent, for the reasonable costs thereof, together with interest at the Default Rate until paid in full. Tenant shall execute affidavits, certifications and the like, as may be reasonably requested by Landlord from time to time concerning Tenant’s best knowledge and belief concerning the presence of Hazardous Materials in, on, at or under the Premises, the Building or the Property.

17.5 Indemnity. Tenant hereby covenants and agrees to indemnify, defend and hold the Landlord Parties harmless from and against any and all Claims arising out of contamination of any part of the Property or other adjacent property, which contamination arises as a result of: (a) the presence of Hazardous Material in, on, at or under the Property, the presence of which is caused by any act or wrongful omission of any of the Tenant Parties, (b) the presence of Hazardous Materials in, on, at or migrating from the Premises, except to the extent present on the date hereof, or (c) a breach by Tenant of its obligations under this Section 17. This indemnification of the Landlord Parties by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions or any assessment, cleanup, remedial, removal or restoration work or any other response action required by any federal, state or local governmental agency or political subdivision or any Environmental Laws because of Hazardous Material present in the soil or ground water in, at, on or under the Property based upon the circumstances identified in the first sentence of this Section 17.5. The indemnification and hold harmless obligations of Tenant under this Section 17.5 shall survive the expiration or any earlier termination of this Lease with respect to Claims arising prior thereto. Without limiting the foregoing, if the presence of any Hazardous Material in, at, on or under the Premises or otherwise in, at, on or under the Property is based upon the circumstances identified in the first sentence of this Section 17.5 and results in any contamination of any part of the Property or any adjacent property, Tenant shall promptly take all actions at Tenant’s sole cost and expense as are necessary to return the Property or any adjacent property to their condition as of the date of this Lease, provided that Tenant shall first obtain Landlord’s approval of such actions, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions, in Landlord’s reasonable discretion, would not potentially have any adverse effect on the Property, and, in any event, Landlord shall not withhold its approval of any proposed actions to the extent the same are required by applicable Environmental Laws (such approved actions, “Tenant’s Remediation”). Tenant shall have the right in good faith to negotiate with governmental authorities and to contest the applicability, interpretation or effect of any Environmental Law and to defer compliance with the provisions of this Section 17.5 during the pendency of such negotiation or contest so long as Landlord suffers no loss or damage as a result of such deferred compliance.

17.6 Disclosures. Prior to bringing any Hazardous Material into any part of the Property, Tenant shall deliver to Landlord the following information with respect thereto: (a) a description of handling, storage, use and disposal procedures; (b) all plans or disclosures and/or emergency response plans which Tenant has prepared, including without limitation Tenant’s Spill Response Plan, and all plans which Tenant is required to supply to any governmental agency or authority pursuant to any Environmental Laws; and (c) other information reasonably requested by Landlord.

17.7 Tenant’s Responsibility. Notwithstanding anything to the contrary contained herein, Tenant shall not be responsible for any costs or expenses arising out of the presence of Oil and/or Hazardous Materials in, on, at or under the Property unless resulting from (a) the presence of Hazardous Materials in, on, at or under the Property, the presence of which is caused by any act or wrongful omission of any of the Tenant Parties, (b) the presence of Hazardous Materials in, on, at or migrating from the Premises (but for purposes of this Subsection (b), not first migrating from the Land or other portions of the Building), except to the extent present on the date hereof and except to the extent resulting from the negligence or willful misconduct of any of the Landlord Parties, or (c) a breach by Tenant of its obligations under this Section 17. Landlord shall, at its sole cost and expense, comply with all Environmental Laws with respect to the existence of Hazardous Materials in, on or at the Property as of the date hereof.

17.8 Remediation After End of Term. In the event that Tenant fails to complete Tenant’s Remediation prior to the end of the Term, then:

(a) Until the completion of Tenant’s Remediation (as evidenced by the certification of Tenant’s Licensed Site Professional (as that term is defined by applicable Environmental Laws), who shall be reasonably acceptable to Landlord) (the “Remediation Completion Date”), Tenant shall pay to Landlord Additional Rent on account of Operating Costs, Additional Rent on account of Taxes, and Base Rent in an amount equal to the greater of (i) the fair market rental value of the Premises (determined in substantial accordance with the process described in Section 1.2 above), and (ii) the Base Rent in effect immediately prior to the end of the Term;

(b) Landlord shall have the right to either (i) assume control for overseeing Tenant’s Remediation, in which event Tenant shall pay all reasonable costs and expenses of Tenant’s Remediation (it being understood and agreed that all costs and expenses of Tenant’s Remediation incurred pursuant to contracts entered into by Tenant shall be deemed reasonable) within thirty (30) days of demand therefor (which demand shall be made no more often than monthly), and Tenant shall continue to be the party identified on any governmental filings as the party responsible for the performance of such Tenant’s Remediation, or (ii) require Tenant to maintain responsibility for Tenant’s Remediation, in which event Tenant shall diligently pursue the completion of Tenant’s Remediation as soon as reasonably practicable in accordance with Environmental Laws; and

(c) Until the Remediation Completion Date, Tenant shall have the right to use and occupy the Property subject to and in accordance with the terms and conditions of this Lease, and Tenant shall perform all of its obligations hereunder during any such use and occupancy period, provided that such use and occupancy by Tenant does not interfere with the performance of, and does not delay the completion of, Tenant’s Remediation.

Nothing in this Section 17.8 shall be deemed to prevent Tenant from deferring compliance with the provisions of this Section 17.8 during the pendency of good faith negotiations with governmental authorities and/or contest with respect to the applicability, interpretation or effect of any Environmental Law so long as Landlord suffers no loss or damage as a result of such deferred compliance. The obligations of the parties under this Section 17.8 shall survive the expiration or earlier termination of the Term hereof.

18. RULES AND REGULATIONS. Tenant will faithfully observe and comply with all reasonable rules and regulations promulgated from time to time with respect to the Building, the Property and construction within the Property (collectively, the “Rules and Regulations”). The current version of the Rules and Regulations is attached hereto as Exhibit 5. In the case of any conflict between the provisions of this Lease and any future Rules and Regulations, the provisions of this Lease shall control. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the

Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees. Landlord shall uniformly enforce the Rules and Regulations.

19. LEGAL REQUIREMENTS. Tenant shall be responsible at its sole cost and expense for complying with (and keeping the Premises in compliance with) all Legal Requirements which are applicable to Tenant’s particular use or occupancy of, or Tenant’s Work or Alterations made by or on behalf of Tenant to, the Premises, and Tenant shall pay all costs, expenses, fees, penalties and charges arising out of Tenant’s failure to so comply or cause to comply (which payment obligation shall survive the expiration or earlier termination of the Term hereof). Tenant shall furnish all data and information to governmental authorities, with a copy to Landlord, as required in accordance with Legal Requirements as they relate to Tenant’s use or occupancy of the Premises or the Building. If Tenant receives notice of any violation of Legal Requirements applicable to the Premises or the Building, it shall give prompt notice thereof to Landlord. Nothing contained in this Section 19.1 shall be construed to expand the uses permitted hereunder beyond the Permitted Uses. Landlord shall comply with any Legal Requirements and with any direction of any public office or officer relating to the maintenance or operation of the Building as a combination office and laboratory building, and the costs so incurred by Landlord shall be included in Operating Costs to the extent consistent with the provisions of Section 5.2.

20. DEFAULT

20.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder by Tenant:

(a) If Tenant fails to make any payment of Rent or any other payment required hereunder, as and when due, and such failure shall continue for a period of five (5) business days after notice thereof from Landlord to Tenant; provided, however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if (i) Tenant fails to make any payment within five (5) business days after the due date therefor, and (ii) Landlord has given Tenant written notice under this Section 20.1(a) on more than two (2) occasions during the twelve (12) month interval preceding such failure by Tenant;

(b) If Tenant shall permanently abandon the Premises (whether or not the keys shall have been surrendered or the Rent shall have been paid) and shall not be actively marketing the same for a Transfer;

(c) intentionally omitted;

(d) If Tenant shall fail to maintain any insurance required hereunder;

(e) If Tenant shall fail to restore the Security Deposit to its original amount or deliver a replacement Letter of Credit as required under Section 7 above and such failure continues for five (5) business days after notice thereof from Landlord to Tenant;

(f) intentionally omitted;

(g) intentionally omitted;

(h) The failure by Tenant to observe or perform any of the covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified above, and such failure continues for more than thirty (30) days after notice thereof from Landlord; provided, further, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than one hundred twenty (120) days from the date of such notice from Landlord;

(i) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant’s inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors;

(j) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors,

(k) [intentionally omitted]

(l) any judgment, attachment or the like in excess of $1,000,000 shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty (30) days of such entry, recording or filing, as the case may be;

(m) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter;

(n) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant’s Property and such appointment shall not be vacated within thirty (30) days;

(o) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding.

20.2 Remedies. Upon an Event of Default, Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of Rent or preceding breach of covenant or agreement and without prejudice to Tenant’s liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Expiration Date. Upon such termination, Landlord shall have the right to utilize the Security Deposit or draw down the entire Letter of Credit, as applicable, and apply the proceeds thereof to its damages recoverable hereunder. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, by lawful process, enter into and upon the Premises (or any part thereof in the name of the whole); repossess the same, as of its former estate; and expel Tenant and those claiming under Tenant. The words “re-entry” and “re-enter” as used in this Lease are not restricted to their technical legal meanings.

20.3 Damages – Termination.

(a) Upon the termination of this Lease under the provisions of this Section 20, Tenant shall pay to Landlord Rent up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord made within one hundred fifty (150) days after such termination, either:

(i) the amount (discounted to present value at the rate of eight percent (8%) per annum) by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under Section 20.3(a)(ii) below), (x) the aggregate of Rent projected over the period commencing with such termination and ending on the Expiration Date, exceeds (y) the aggregate projected rental value of the Premises for such period, taking into account a reasonable time period during which the Premises shall be unoccupied, plus all Reletting Costs (hereinafter defined); or

(ii) amounts equal to Rent which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Expiration Date, provided, however, if Landlord shall re-let the Premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease (if not previously recovered), as well as the expenses of re-letting, including altering and preparing the Premises for new tenants, brokers’ commissions, and all other similar and dissimilar expenses properly chargeable against the Premises and the rental therefrom (collectively, “Reletting Costs”), it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining Term; and provided, further, that (x) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (y) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Section 20.3(a)(ii) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord. If the Premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting. Landlord shall use reasonable efforts to mitigate any damages hereunder following any termination of this Lease or any termination of Tenant’s possession of the Premises. The obligation of Landlord to use reasonable efforts to mitigate damages shall not be construed to require Landlord to rent all or any portion of the Premises for a use which, or to a tenant who, would not qualify pursuant to the assignment provisions of this Lease, or to prioritize the renting of the Premises over other space which Landlord may have available in the Building, the Property or in other properties owned by Landlord or affiliates thereof.

(b) In calculating the amount due under Section 20.3(a)(i), above, there shall be included, in addition to the Base Rent, all other considerations agreed to be paid or performed by Tenant, including without limitation Tenant’s Share of Operating Costs and Tenant’s Share of Taxes, on the assumption that all such amounts and considerations would have increased at the rate of four percent (4%) per annum for the balance of the full term hereby granted.

(c) Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder.

(d) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any Event of Default hereunder.

20.4 Landlord’s Self-Help; Fees and Expenses. If there shall exist any uncured Event of Default in the performance of any covenant on Tenant’s part to be performed in this Lease contained, including without limitation the obligation to maintain the Premises in the required condition pursuant to Section 10.1 above, Landlord may, upon reasonable advance notice, except that no notice shall be required in an emergency, immediately, or at any time thereafter, perform the same for the account of Tenant. Tenant shall pay to Landlord upon demand therefor any costs incurred by Landlord in connection therewith, together with interest at the Default Rate until paid in full. In addition, Tenant shall pay all of Landlord’s costs and expenses, including without limitation reasonable attorneys’ fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord or any of the Landlord Parties, without its fault, being made party to any litigation pending by or against any of the Tenant Parties.

20.5 Waiver of Redemption, Statutory Notice and Grace Periods. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future Legal Requirements to redeem the Premises or to have a continuance of this Lease for the Term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided. Except to the extent expressly provided herein or as prohibited by Legal Requirements, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

20.6 Landlord’s Remedies Not Exclusive. Except as otherwise expressly provided hereunder, the specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

20.7 No Waiver. Landlord’s failure to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The payment by Tenant of any sum demanded by Landlord shall not be deemed a waiver of Tenants right to dispute the obligation to pay such sum and seek a refund thereof so long as such payment is accompanied by a notice of Tenant’s intent to dispute the same; provided that the foregoing shall not derogate from Tenant’s rights under Section 5.2(k) above. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other user of the Property shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by either party unless such waiver be in writing signed by such party. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy in this Lease provided.

20.8 Restrictions on Tenant’s Rights. During the continuation of any Event of Default, Tenant shall not have the right to make, nor to request Landlord’s consent or approval with respect to, any Alterations or Transfers.

20.9 Landlord Default. Notwithstanding anything to the contrary contained in the Lease, Landlord shall in no event be in default in the performance of any of Landlord’s obligations under this Lease unless Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default, provided Landlord commences cure within 30 days and pursues such cure to completion with reasonable diligence) after notice by Tenant to Landlord (with a copy to each Mortgagee pursuant to Section 22.2) properly specifying wherein Landlord has failed to perform any such obligation. Except as expressly set forth in this Lease, Tenant shall not have the right to terminate or cancel this Lease or to withhold rent or to set-off or deduct any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord, unless same continues after notice to Landlord thereof and a opportunity for Landlord to cure the same as set forth above.

21. SURRENDER; ABANDONED PROPERTY; HOLD-OVER

21.1 Surrender

(a) Upon the expiration or earlier termination of the Term, Tenant shall (i) peaceably quit and surrender to Landlord the Premises (including without limitation all lab benches, fume hoods, electric, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment therein) broom clean, in such order, repair and condition as Tenant is required to maintain the same hereunder; (ii) remove all of Tenant’s Property, all autoclaves and cage washers and, to the extent properly specified by Landlord in accordance with Section 11 above, Alterations made by Tenant; (iii) deliver to Landlord a certification from an industrial hygienist reasonably acceptable to Landlord certifying that the Premises have been properly decommissioned in accordance with a protocol reasonably approved by Landlord; and (iv) repair any damages to the Premises or the Building caused by the installation or removal of Tenant’s Property and/or such Alterations. Tenant’s obligations under this Section 21.1(a) shall survive the expiration or earlier termination of this Lease.

(b) No act or thing done by Landlord during the Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. Unless otherwise agreed by the parties in writing, no employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the expiration or earlier termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of this Lease or a surrender of the Premises.

21.2 Abandoned Property. After the expiration or earlier termination hereof, if Tenant fails to remove any of Tenant’s Property from the Building or the Premises which Tenant is obligated by the terms of this Lease to remove within five (5) business days after written notice from Landlord, such property (the “Abandoned Property”) shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any item of Abandoned Property shall be sold, Tenant hereby agrees that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, to the expenses of the sale, the cost of moving and storage, any damages to which Landlord may be entitled under Section 20 hereof or pursuant to law, and to any arrears of Rent.

21.3 Holdover. If any of the Tenant Parties holds over after the end of the Term (other than pursuant to Section 17.8 above), Tenant shall be deemed a tenant-at-sufferance subject to the provisions of this Lease; provided that whether or not Landlord has previously accepted payments of Rent from Tenant, (i) Tenant shall pay Base Rent pro-rated daily at 150% of the highest rate of Base Rent payable during the Term with respect to the first thirty (30) days of such holdover, and at 200% of the highest rate of Base Rent payable during the Term thereafter, and (ii) Tenant shall continue to pay to Landlord all additional rent. In addition, in the event Tenant holds over for a period in excess of thirty (30) days, then Tenant shall be liable for all actual damages, including without limitation consequential damages, incurred by Landlord as a result of such holding over, Tenant hereby acknowledging that Landlord may need the Premises after the end of the Term for other tenants and that the damages which Landlord may suffer as the result of Tenant’s holding over cannot be determined as of the Execution Date. Nothing contained herein shall grant Tenant the right to hold over after the expiration or earlier termination of the Term.

22. MORTGAGEE RIGHTS

22.1 Subordination. Tenant’s rights and interests under this Lease shall be (i) subject and subordinate to any ground lease not inconsistent with this Lease, and to the lien of any mortgages, deeds of trust, overleases, or similar instruments covering the Premises, the Building and/or the Land and to all advances, modifications, renewals, replacements, and extensions thereof (each of the foregoing, a “Mortgage”), or (ii) if any Mortgagee elects, prior to the lien of any present or future Mortgage. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named landlord. The provisions of this Section 22.1 shall be in each case conditioned upon Tenant’s receipt of a commercially reasonable subordination, non-disturbance and attornment agreement in recordable form.

22.2 Notices. Tenant shall give each Mortgagee a copy of each notice given to Landlord concurrently with the notice to Landlord, and each Mortgagee shall have a reasonable opportunity thereafter to cure a Landlord default, and Mortgagee’s curing of any of Landlord’s default shall be treated as performance by Landlord.

22.3 Intentionally Omitted.

22.4 Mortgagee Liability. Tenant acknowledges and agrees that if any Mortgage shall be foreclosed, (a) the liability of the Mortgagee and its successors and assigns shall exist only so long as such Mortgagee or purchaser is the owner of the Premises, and such liability shall not continue or survive as to claims arising after further transfer of ownership (but shall otherwise survive); and (b) such Mortgagee and its successors or assigns shall not be (i) liable for any act or wrongful omission of any prior lessor under this Lease; (ii) liable for the performance of Landlord’s covenants pursuant to the provisions of this Lease other than continuing defaults relating to the maintenance of the Property which arise and accrue prior to such entity succeeding to the interest of Landlord under this Lease or acquiring such right to possession; (iii) subject to any offsets or defense which Tenant may have at any time against any prior lessor; (iv) bound by any base rent or other sum which Tenant may have paid more than one (1) month prior to the due date therefor; or (v) liable for the performance of any covenant of Landlord under this Lease which is capable of performance only by the original Landlord.

23. QUIET ENJOYMENT. Landlord covenants that so long as Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall peaceably and quietly hold, occupy and enjoy the Premises during the Term from and against the claims of all persons lawfully claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and Permitted Encumbrances.

24. NOTICES. Any notice, consent, request, bill, demand or statement hereunder (each, a “Notice”) by either party to the other party shall be in writing and shall be deemed to have been duly given when either delivered by hand or by nationally recognized overnight courier (in either case with evidence of delivery or refusal thereof) addressed as follows: (a) If to Landlord: Massachusetts Institute of Technology, 238 Main Street, Suite 200, Cambridge, MA 02142, Attention: Steven C. Marsh; With copies to: (i) Goulston & Storrs, 400 Atlantic Avenue, Boston, MA 02110, Attention: Daniel D. Sullivan, Esquire; and (ii) Colliers Meredith & Grew, 55 Hayward Street, Cambridge, MA 02142, Attention: Kristina Descoteaux; and (b) if to Tenant: 149 Sidney Street, Cambridge, MA 02139-4239, Attention: Peter Courossi. Notwithstanding the foregoing, any notice regarding ordinary business operations (e.g., exercise of a right of access to the Premises, maintenance activities, invoices, etc.) may also be given by written notice delivered by facsimile to (a) Tenant to any person at the Premises whom Landlord reasonably believes is authorized to receive such notice on behalf of Tenant without copies as specified above, and (b) Landlord to Colliers Meredith & Grew (or such other managing agent as Landlord may specify from time to time) without copies as specified above. Either party may at any time change the address or specify an additional address for such Notices by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States. Notices shall be effective upon the date of receipt or refusal thereof.

25. MISCELLANEOUS

25.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of this Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

25.2 Captions. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

25.3 Broker. Tenant and Landlord each warrants and represents that it has dealt with no broker in connection with the consummation of this Lease other than Colliers Meredith & Grew (“Broker”). Tenant and Landlord each agrees to defend, indemnify and save the other harmless from and against any Claims arising in breach of the representation and warranty set forth in the immediately preceding sentence. Landlord shall be solely responsible for the payment of any brokerage commissions to Broker.

25.4 Entire Agreement. This Lease, Lease Summary Sheet and Exhibits 1-7 attached hereto and incorporated herein contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant and Landlord each acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that it in no way relied upon any other statements or representations, written or oral. This Lease may not be modified orally or in any manner other than by written agreement signed by the parties hereto.

25.5 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

25.6 Representation of Authority. By his or her execution hereof, each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he or she is duly authorized to execute this Lease on behalf of such party. Upon Landlord’s request, Tenant shall provide Landlord with evidence that any requisite resolution, corporate authority and any other necessary consents have been duly adopted and obtained.

25.7 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable third party expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant’s plans and specifications in connection with proposed Alterations (other than Tenant’s Work) to be made by Tenant to the Premises or in connection with requests by Tenant for Landlord’s consent to make a Transfer. Such costs shall be deemed to be additional rent under this Lease.

25.8 Survival. Without limiting any other obligation of Tenant which may survive the expiration or prior termination of the Term, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease shall survive the expiration or prior termination of the Term as to claims arising prior thereto.

25.9 Limitation of Liability. Tenant shall neither assert nor seek to enforce any claim against Landlord or any of the Landlord Parties, or the assets of any of the Landlord Parties, for breach of this Lease or otherwise, other than against Landlord’s interest in the Building including the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease. This Section 25.9 shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord. Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Landlord or any of the other Landlord Parties ever be personally liable for any obligation under this Lease, nor shall Landlord or of any of the other Landlord Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease. In addition, Landlord and Tenant specifically agree that in no event shall any officer, director, trustee, employee or representative of Tenant or of any of the other Tenant Parties ever be personally liable for any obligation under this Lease, nor shall Tenant or any of the other Tenant Parties be liable for consequential or incidental damages or for lost profits whatsoever under or for breach of any provision of this Lease except pursuant to Section 21.3 above.

25.10 Binding Effect. The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Section 13 hereof shall operate to vest any rights in any successor or assignee of Tenant.

25.11 Landlord Obligations upon Transfer. Upon any sale, transfer or other disposition of the Building, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord thereafter to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord’s ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord thereafter to be performed, except as otherwise agreed in writing.

26. RIGHT OF FIRST OFFER

26.1 Right of First Offer. Landlord and Tenant acknowledge that the balance of the Building consisting of approximately 11,254 rentable square feet (the “ROFO Space”) is not leased as of the date hereof. Subject to the provisions of this Section 26, from and after the initial lease-up of the ROFO Space, and provided that as of the date of the ROFO Notice (hereinafter defined) (i) there is no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default hereunder (it being understood that if Tenant cures a default prior to the expiration of any applicable grace period, Tenant shall then be entitled to exercise its rights under this Section 26, so long as the condition in subsection (ii) hereafter is met), and (ii) Tenant is in occupancy of at least seventy-five percent (75%) of the Premises, Tenant shall have a continuous right of first offer to lease the ROFO Space if, as and when the same shall become available for lease, upon the terms and conditions specified in the ROFO Notice. Tenant’s right of first offer under this Section 26 is further subject to any space needs of Landlord or Landlord’s affiliates or related academic and/or research entities. It is understood and agreed that Base Rent with respect to the ROFO Space shall be the fair market rent.

26.2 Offer and Acceptance Procedures for Right of First Offer.

(a) Within fifteen (15) business days after Landlord determines, in its reasonable judgment, that the ROFO Space is available for lease and all of the preconditions to the right of first offer granted to Tenant in this Section 26 have been met, Landlord shall deliver to Tenant a written notice offering to lease the ROFO Space to Tenant upon the terms and conditions set forth therein (the “ROFO Notice”). Tenant then shall have ten (10) days after receipt of the ROFO Notice to notify Landlord in writing whether Tenant will exercise its right to lease the ROFO Space upon the terms and conditions described in the ROFO Notice.

(b) If Tenant fails to notify Landlord in writing within such 10-day period that Tenant accepts the offer contained in the ROFO Notice, or if Tenant refuses in writing the offer contained in the ROFO Notice, Landlord shall have the right to lease the ROFO Space to any third party tenant on whatever terms and conditions Landlord may decide in its sole discretion, provided that such terms are not less than ninety percent (90%) of the net effective rent (hereinafter defined) set forth in the ROFO Notice. As used herein, the term “net effective rent” shall mean the net present value of the rent, additional rent, and other charges that would be payable to Landlord under the terms of any proposed lease for and with respect to that portion of the term of the proposed lease equal to the period from the Commencement Date of such proposed lease through the Expiration Date, taking into account any construction allowance, the cost of any leasehold improvements proposed to be performed by Landlord, any free rent, and any other monetary inducements payable by Landlord under such proposed lease.

(c) If Tenant timely notifies Landlord of its desire to lease the ROFO Space pursuant to this Section 26, Landlord shall submit to Tenant, and Tenant shall execute and deliver to Landlord within thirty (30) days of receipt thereof, a lease amendment which incorporates all of the terms and conditions set forth in the ROFO Notice. Landlord and Tenant shall reasonably diligently negotiate such lease amendment in good faith. If Tenant fails to execute and deliver the lease amendment within said thirty (30) day period, subject to reasonable extensions of time if the parties are negotiating significant terms in good faith, then subject to the provisions of Section 26.2(b) above, Tenant’s right to lease the ROFO Space shall terminate and shall be null and void, and Landlord shall have no further obligation to lease the ROFO Space to Tenant and may lease any or all of the ROFO Space to another party upon such terms and conditions as Landlord may deem appropriate, free and clear of any rights in favor of Tenant contained herein.

26.3 Termination of Rights. All rights of Tenant under this Section 26 shall terminate upon the expiration or earlier termination of the term of this Lease.

26.4 Rights Personal to Tenant. Except in connection with a Transfer pursuant to Section 13 above, Tenant may not assign, mortgage, pledge, encumber or otherwise transfer its interest or rights under this Section 26, and any such purported transfer or attempt to transfer shall be void and without effect, shall terminate Tenant’s rights under this Section 26, and shall constitute an Event of Default under this Lease.

26.5 Time is of the Essence. Time is of the essence with respect to all aspects of this Section 26.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF the parties hereto have executed this Lease as a sealed instrument as of the Execution Date.

LANDLORD

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By:	MIT Investment Management Company

By:	/s/ Seth D. Alexander
Name: Seth D. Alexander
Title: President
MIT Investment Management Company

TENANT
ACCELERON PHARMA INC.

By:	/s/ John Knopf
Name: John Knopf
Title: CEO

EXHIBIT 1

LEASE PLAN

EXHIBIT 1, PAGE 1

Exhibit 1
Lease Plan

FLOORING LEGEND
FLOORING LEGEND
FRONT ENTRY - ALT/HP MAIN ACCESS
OFFICE
LAB A
LAB B
HISTOLOGY
NECROPSY
ELECT ROOM
DIRTY CAGE
CLEAN CAGE
PROCEDURE 1
PROCEDURE 2

PRELLWITZ/CHILINSKI ASSOCIATES INC

221 Hampshire Street / Cambridge, Massachusetts 02139
617 547-8120 www.prellwitzchilinski.com Fax: 617 441 4986

PROJECT:	Elixir Pharmaceuticals		
TITLE:	Flooring Plan- First Floor		
SCALE:	N.T.S.	PROJECT NO.:	06085.00
DATE:	09/12/05	BULLETIN NO.:	

DRAWING NO.

SK-1

SECOND FLOOR PLAN
FLOORING LEGEND
FLOORING LEGEND
Exhibit 1
Lease Plan

PRELLWITZ/CHILINSKI ASSOCIATES INC

221 Hampshire Street / Cambridge, Massachusetts 02139
617 547-8120 www.prellwitzchilinski.com Fax: 617 661 4986

PROJECT:	Elixir Pharmaceuticals
TITLE:	Flooring Plan- Second Floor
SCALE:	N.T.S.
PROJECT NO:	05085.00
DATE:	09/12/06
BULLETIN NO.:	
DRAWING NO.	SK-2

EXHIBIT 2

LEGAL DESCRIPTION

The land with the buildings and improvements thereon situate in Cambridge, Middlesex County, known as and numbered 12 Emily Street, being shown as Lot “B” 1 on a Plan entitled “Redivision of Lot “B” in Cambridge, Mass.” dated March 27, 1952, by Dana F. Perkins and Sons, Inc., Civil Engineers and Surveyors, and bounded and described as follows:

NORTHEASTERLY	by Emily Street, 185.46 feet;

SOUTHEASTERLY	by Lot “B” 2 as shown on said Plan by a line running through the middle of a passageway 50 feet wide, 189.48 feet;

SOUTHWESTERLY	by the same land, 39/100 of a foot;

SOUTHEASTERLY	again by the same land by a line running through the middle of a brick party wall, 21 feet;

SOUTHWESTERLY	again by the same land, 24/100 of a foot;

SOUTHEASTERLY	again by the same land by a line running in part through a chimney, 13.19 feet;

SOUTHWESTERLY	by land now or late of Edward S. Stimpson et al., Trustees, 179.30 feet;

NORTHWESTERLY	by land of owners unknown, 52.32 feet;

NORTHEASTERLY	by land of owners unknown, 15 feet;

NORTHWESTERLY	again by land of owners unknown, 165.84 feet.

Containing, according to said Plan, 41,231 square feet.

For reference to title see deed to Landlord from Simplex Corporation recorded with the Middlesex South Registry of Deeds in Book 11815, Page 267.

EXHIBIT 2, PAGE 1

EXHIBIT 3

LANDLORD’S WORK

Landlord shall cause (a) all mechanical (base building and lab specific), electrical (base building only) and plumbing (base building only) systems to be in good operating condition and repair (except to the extent such systems are impacted by Tenant’s Work); (b) all laboratory areas and animal facility to be decontaminated and decommissioned. Landlord shall provide reasonable supporting written documentation evidencing said decontamination and decommissioning.

Within two (2) years after the Term Commencement Date, Landlord, at its sole expense, shall (i) install a new roof on the Premises, and (ii) replace the rooftop HVAC units serving the second floor office space (commonly known as (A) E-1 York- Upper Roof, M # DICG090N16525A, S/N # NCWM152850; and (B) E-2 York – Upper Roof, M # DICG090N16525A, S/N # NCWM152849).

Landlord shall deliver the Premises to Tenant in broom clean condition.

EXHIBIT 3, PAGE 1

EXHIBIT 4

FORM OF LANDLORD’S WAIVER

                    , a                      with an address of (the “Landlord”), being the owner of certain premises commonly known as                      (the “Premises”), which Premises the Landlord has leased to                     , a                                          , having a business address at                      (the “Tenant”) under the Lease of the Premises dated as of                      (as the same may be amended from time to time, including any renewal, extension or substitution thereof) (the “Lease”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Landlord, does hereby:

1. Acknowledge that the Landlord has been advised that the Tenant has granted or will grant to                      with an address of                                                           (the “Secured Party”) security interests in inventory, equipment, removable trade fixtures and/or certain personal property now owned or hereafter acquired by the Tenant (the “Collateral”), all as more fully described, or to be more fully described, in a Security Agreement from Tenant to the Secured Party (as the same may be entered into and amended from time to time, the “Security Agreement”).

2. Waive, relinquish and release, solely during the term of the Security Agreement, any and all rights of distraint, attachment, lien, levy or execution against or upon the Collateral for any rent or other sums now or hereafter due the Landlord under the Lease or otherwise, and all claims and demands of every kind and nature against the Collateral.

3. Acknowledge that the Collateral: (a) shall be and remain personal property, notwithstanding the manner of their annexation to the Premises, their adaptability to the uses and purposes for which the Premises are used and the intention of the party making the annexation; and (b) shall not become fixtures.

4. Agree, both before and after the termination of the Lease, upon reasonable written notice to Landlord, to provide the Secured Party with access to the Premises to effect the removal or sale of the Collateral, and the Secured Party hereby agrees (i) to remove or sell said Collateral, if at all, within thirty (30) days after entry upon the Premises; (ii) to repair any damage caused by such removal or sale; (iii) to indemnify and hold Landlord harmless from and against any loss, claim, damage or liability (including without limitation reasonable legal fees) occasioned by any such damage or the Secured Party’s failure to so repair the same; and (iv) to be responsible to the Landlord for per diem rent and other charges accruing under the Lease during the period of such removal or sale if not paid by Tenant, unless and until the Secured Party advises Landlord that access is no longer required.

The waivers and consents herein granted shall continue until all obligations of Tenant to Secured Party in the Security Agreement have been paid in full and/or fully performed. Secured Party hereby agrees to give Landlord written notice at the address above or such other address, indicated by Landlord in writing to Secured Party, when all obligations under the Security Agreement have been performed in full.

Tenant shall cause Secured Party to provide Landlord with simultaneous notices of default under the Security Agreement or shall provide Landlord with copies of any default notice received from Secured Party within two (2) business days after receipt thereof.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT 4, PAGE 1

IN WITNESS WHEREOF, the Landlord has executed this Landlord’s Consent and Waiver as of the              day of             ,             .

Landlord: ________________________

By:
Name:
Title:

Agreed:
[Insert Secured Party’s Name]

By:
Name:
Title:

[Insert Tenant’s Name]

By:
Name:
Title:

EXHIBIT 4, PAGE 2

EXHIBIT 5

RULES AND REGULATIONS

1.	Lessees and their employees, shall not in any way obstruct the sidewalks and at no time shall lessees permit their employees to loiter on or about the Land.

2.	Subject to the Permitted Use, no animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises.

3.	The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Lessee will bear the expense of any damage resulting from misuse.

4.	Lessee shall not place any additional lock or locks on any exterior door in the Premises or Building without Lessor’s prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Lessor to Lessee at the cost of Lessee, and Lessee shall not have any duplicate keys made. All keys shall be returned to Lessor at the expiration or earlier termination of this Lease.

5.	Lessor reserves the right to exclude or expel from the Building any persons who, in the judgment of Lessor, is intoxicated under the influence of liquor or drugs.

6.	Lessees shall not perform improvements or alterations within the Building or their premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Lessor.

7.	Lessees shall engage a termite and pest extermination service to control termites and pests in the Premises.

8.	Lessees shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Lessor, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Lessees shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Lessor’s prior written consent.

9.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Lessor for such purposes.

10.	Lessor may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Lessee shall have access to the Building 24 hours per day, 7 days a week. Lessee, lessee’s agents, employees, contractors, guests and invitees shall comply with Lessor’s reasonable requirements relative thereto.

11.	Canvassing, soliciting, and peddling in or about the Building is prohibited. Lessees shall cooperate and use best efforts to prevent the same.

12.	At no time shall Lessees permit or shall lessee’s agents, employees, contractors, guests, or invitees smoke in any area of the Building.

EXHIBIT 5, PAGE 1

EXHIBIT 6

TENANT’S HAZARDOUS MATERIALS

EXHIBIT 6, PAGE 1

EXHIBIT 6A

LIST OF ENVIRONMENTAL REPORTS

Preliminary Assessment/ Phase I Limited Site Investigation May 16, 1990 prepared by Briggs Associates, Inc.

Waiver Application Disposition materials, approved by the Massachusetts department of Environmental Protection on November 16, 1993, and accepted by the Massachusetts Institute of Technology on December 23, 1993.

Phase II Comprehensive Site Assessment, 12 Emily Street, Cambridge, MA, MADEP Case No. 3-2752, dated December 15, 1995, prepared by Environmental Management Associates, Inc.

Response Action Outcome materials, including BWSC-104 and BWSC-108 Forms concerning RTN 3-2752 dated December 29, 1995, and public notice letters dated December 28, 1995.

EXHIBIT 6A, PAGE 1

EXHIBIT B

SUBLEASE PREMISES

(Page 1 of 2)

12 Emily Street, Cambridge, MA – Exhibit B

FLOOR 1

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2
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5
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9
10
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12
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A
B
C
D
E
Subleased Premises
Common Area

B-1

EXHIBIT B

SUBLEASE PREMISES

(Page 2 of 2)

12 Emily Street, Cambridge, MA – Exhibit B

FLOOR 2

ROOF
Subleased Premises

B-2

EXHIBIT C

SCHEDULE OF SUBLANDLORD PROPERTY

1. Furniture (office sets, cubicles, conference sets, chairs, etc.) currently located in the Sublease Premises as follows:

Count	Description	Desk	Desk Chair	Side Chair	Conf Chair	Tables	Note
5	Single Offices	5	5	10	0	0	Typical
1	Large Conf RM	0	0	0	18	8	Table is in sections
1	Double Office	2	2	2	0	0
1	Triple Office	3	2	3	0	0	Missing Desk Chair
4	Cubes	4	3	5	0	1
1	Small Conf RM	0	0	1	5	1
7	Single Offices	7	7	14	0	0
20	Cubes	20	15	0	0	0	missing 5 chairs
2	Double Office	4	4	4	0	0
1	Reception	1	1	0	0	0
2	Conf Rm	0	0	2	19	8

		46	39	41	42	18

2. Non removable equipment

(2) chemical fume hoods

All laboratory casework

(1) Refrigerator in Kitchenette

(1) Operating Cold Room

C-1

EXHIBIT D

FORM OF COMMENCEMENT DATE AGREEMENT

COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT (“Agreement”) is entered into as of this          day of                     , 2011 by and between ACCELERON PHARMA, INC., (“Sublandlord”) and AVEO PHARMACEUTICALS, INC. (“Subtenant”).

W I T N E S S E T H:

1. This Agreement is made pursuant to Section 1(a) of that certain Sublease dated as of January        , 2011, between Sublandlord and Subtenant (the “Sublease”).

2. It is hereby stipulated that the Commencement Date, as defined in the Sublease, is            , 20     and the Term of the Sublease shall expire on May 31, 2015 or earlier as set forth and provided for in the Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the day and year first above written.

SUBLANDLORD:

ACCELERON PHARMA, INC., a Delaware corporation

By:
Name:
Title:

SUBTENANT:

AVEO PHARMACEUTICALS, INC., a Delaware corporation

By:
Name:
Title:

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